Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227879
PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 7, 2018)
1,121,496 Shares
GLOBAL SELF STORAGE, INC.
Shares of Common Stock

We are offering 1,121,496 shares of our common stock, $0.01 par value per share. Our common stock is listed on Nasdaq Stock Market ("NASDAQ") under the symbol "SELF". The last reported sale price of our common stock on NASDAQ on June 22, 2021 was $5.97 per share.
We have elected and qualified to be taxed as a real estate investment trust (a "REIT"), for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2013. To assist us in qualifying as a REIT, among other purposes, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our issued and outstanding shares of our common stock. Our charter contains various other restrictions on the ownership and transfer of our shares, see "Description of Securities—Restrictions on Ownership and Transfer".
Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-12 of this prospectus supplement and the risks set forth under the caption "Item 1A. Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2020 (our "2020 10-K"), which is incorporated by reference herein.

	Per share	Total

Public offering price	$5.350	$6,000,004

Underwriting discount(1)	$0.321	$360,000

Proceeds, before expenses,(1) to us	$5.029	$5,640,003

(1) See "Underwriting" for a detailed description of compensation payable to the underwriters.

As of June 11, 2021, the aggregate market value of the outstanding shares of our common stock held by non-affiliates was approximately $57,545,344. We have not sold any securities pursuant to General Instruction I.B.6. to Form S-3 during the prior 12 calendar month period ending on, and including, June 21, 2021.
We have granted the representative of the underwriters the option to purchase up to 168,224 additional shares of our common stock from us at the price set forth above, within 45 days after the date of this prospectus supplement.
Certain of our directors and executive officers have indicated an interest in purchasing shares of our common stock in this offering.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the base accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Our common stock sold in this offering will be ready for delivery on or about June 25, 2021.

Sole Book-Running Manager EF HUTTON division of Benchmark Investments, LLC

The date of this prospectus supplement is June 22, 2021.
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S-ii

You should read this prospectus supplement, the accompanying base prospectus, any applicable free writing prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying base prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus or any applicable free writing prospectus in making a decision about whether to invest in our common stock. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying base prospectus and any applicable free writing prospectus, as well as the information we have previously filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference in this prospectus supplement and the accompanying base prospectus, is accurate only as of its date or the dates specified in those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the offering. The second part, the accompanying base prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying base prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information And Incorporation By Reference” on page S-22 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.
We have not authorized any other person to provide you with any information that is different. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and/or the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and/or the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant being made to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
In this prospectus supplement, unless otherwise specified or the context requires otherwise, we use the terms “company,” “we,” “us” and “our” to refer to Global Self Storage, Inc., a Maryland corporation, together with its subsidiaries.

FORWARD-LOOKING STATEMENTS
Certain information presented in this prospectus supplement may contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” or “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All of our forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results to be materially different from those expressed or implied by such statements. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the us or on our behalf, are also expressly qualified by these cautionary statements. All forward-looking statements, including without limitation, management's examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management's expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this report. One of the most significant factors is the ongoing impact of the novel coronavirus (“COVID-19”) pandemic on the economy, the self storage industry and the broader financial markets. We are unable to predict whether the continuing effects of the COVID-19 pandemic will trigger a further economic slowdown and to what extent we will experience disruptions related to the COVID-19 pandemic. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally, uncertainty regarding the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity, including the timing of the successful distribution of an effective vaccine. The outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described in “Item 1A. Risk Factors” included in our 2020 10-K. Any forward-looking statements should be considered in light of the risks referenced in “Risk Factors” beginning on page S-12 of this prospectus supplement and in “Item 1A. Risk Factors” included in our 2020 10-K and in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus and any accompanying prospectus supplement. Such factors include, but are not limited to:
•
general risks associated with the ownership and operation of real estate, including changes in demand, risks related to development of self storage properties, potential liability for environmental contamination, natural disasters and adverse changes in tax, real estate and zoning laws and regulations;

•	risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers;
•	the impact of competition from new and existing self storage and commercial properties and other storage alternatives;
•	difficulties in our ability to successfully evaluate, finance, integrate into our existing operations, and manage acquired and developed properties;
•	risks related to our development of new properties and/or participation in joint ventures;
•	risks of ongoing litigation and other legal and regulatory actions, which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business;
•
the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing the environment, taxes and our tenant reinsurance business and real estate investment trusts (“REITs”), and risks related to the impact of new laws and regulations;

•	risk of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to intercompany transactions with our taxable REIT subsidiaries;
•	changes in federal or state tax laws related to the taxation of REITs, which could impact our status as a REIT;
•	increases in taxes, fees and assessments from state and local jurisdictions;
•	security breaches or a failure of our networks, systems or technology;
•	our ability to obtain and maintain financing arrangements on favorable terms;
•	market trends in our industry, interest rates, the debt and lending markets or the general economy;
•	the timing of acquisitions and our ability to execute on our acquisition pipeline;
•	general volatility of the securities markets in which we participate;
•	changes in the value of our assets;
•	changes in interest rates and the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•	our ability to continue to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;
•	availability of qualified personnel;
•	difficulties in raising capital at a reasonable cost;
•	fiscal policies or inaction at the U.S. federal government level, which may lead to federal government shutdowns or negative impacts on the U.S economy;
•	estimates relating to our ability to make distributions to our stockholders in the future; and
•	economic uncertainty due to the impact of terrorism, infectious or contagious diseases or pandemics, or war.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about our company, the offering and information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus and in the documents we incorporate by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with the offering. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read the entirety of this prospectus supplement and the accompanying base prospectus and the information incorporated by reference herein and therein carefully, including the “Risk Factors” contained in this prospectus supplement and in the accompanying base prospectus and the financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the offering, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying base prospectus.
Our Company
Global Self Storage, Inc., a Maryland corporation, is a self-administered and self-managed REIT that owns, operates, manages, acquires, develops and redevelops self storage properties in the United States. Our properties are designed to offer affordable, easily accessible, and secure storage space for residential and commercial customers. As of March 31, 2021, we owned and operated, or managed, 13 self storage properties located in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina and Oklahoma. We were incorporated on December 12, 1996 under the laws of the state of Maryland. We have elected and we believe we have qualified to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2013. To the extent we continue to qualify as a REIT, we will not generally be subject to U.S. federal income tax, with certain limited exceptions, on our taxable income that is distributed to our stockholders.
We were originally formed in September 1983 as a diversified series of shares of Bull & Bear Incorporated, an open-end management investment company. On February 7, 1997, we commenced operations as a closed-end management investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act. On February 29, 2012, our stockholders approved a proposal to transition our business from an investment company to a self storage operating company. On January 19, 2016, we changed our name to Global Self Storage, Inc. from Self Storage Group, Inc., changed our SEC registration from an investment company to an operating company reporting under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and listed our common stock on NASDAQ under the symbol “SELF.”
Our Portfolio
As of March 31, 2021, our portfolio consisted of 13 self storage properties that we owned and operated, or managed, with an aggregate of 969,100 net leasable square feet and 6,970 storage units, as described below. In addition to traditional and climate-controlled units, many of the properties feature both covered and outside auto/RV/boat storage.

GLOBAL SELF STORAGE STORES
(As of March 31, 2021)
		Year Store	Number	Net Leasable	March 31, 2021 Square Foot	March 31, 2020 Square Foot
Property(1)	Address	Opened / Acquired	of Units	Square Feet	Occupancy %	Occupancy %
OWNED STORES
SSG BOLINGBROOK LLC	296 North Weber Road, Bolingbrook, IL 60440	1997 / 2013	805	113,700	98.2%	93.0%
SSG CLINTON LLC	6 Heritage Park Road, Clinton, CT 06413	1996 / 2016	182	30,408	95.5%	90.5%
SSG DOLTON LLC	14900 Woodlawn Avenue, Dolton, IL 60419	2007 / 2013	652	86,590	96.2%	91.6%
SSG LIMA LLC	1910 West Robb Avenue, Lima, OH 60419	1996 / 2016	728	97,755	94.4%	91.9%
SSG MERRILLVILLE LLC	6590 Broadway, Merrillville, IN 46410	2005 / 2013	568	80,870	95.6%	90.3%
SSG ROCHESTER LLC	2255 Buffalo Road, Rochester, NY 14624	2010 / 2012	640	68,101	96.4%	95.8%
SSG SADSBURY LLC	21 Aim Boulevard, Sadsburyville, PA 19369	2006 / 2012	693	78,857	96.2%	92.4%
SSG SUMMERVILLE I LLC	1713 Old Trolley Road, Summerville, SC 29485	1990 / 2013	563	76,560	96.0%	85.7%
SSG SUMMERVILLE II LLC	900 North Gum Street, Summerville, SC 29483	1997 / 2013	246	42,760	95.6%	89.5%
TOTAL/AVERAGE SAME-STORES			5,077	675,601	96.1%	91.4%

SSG FISHERS LLC	13942 East 96th Street, McCordsville, IN 46055	2007 / 2016	536	76,360	89.5%	74.1%
SSG MILLBROOK LLC	3814 Route 44, Millbrook, NY 12545	2008 / 2016	260	24,472	95.6%	47.8%
SSG WEST HENRIETTA LLC	70 Erie Station Road, West Henrietta, NY 14586	2016 / 2019	479	55,550	84.8%	79.5%
TOTAL/AVERAGE NON SAME-STORES			1,275	156,382	88.8%	71.5%

TOTAL/AVERAGE SAME-STORES AND NON SAME-STORES			6,352	831,982	94.8%	87.8%

MANAGED STORES
TPM EDMOND LLC	14000 N I 35 Service Rd, Edmond, OK 73013	2015 / 2019	618	137,118	97.8%	87.6%
TOTAL/AVERAGE MANAGED STORES			618	137,118	97.8%	87.6%

TOTAL/AVERAGE ALL OWNED/MANAGED STORES			6,970	969,100	95.2%	87.8%

(1)	Each property is directly owned or managed by our wholly owned subsidiary listed in the table.
Certain stores’ leasable square feet in the chart above includes outside auto/RV/boat storage space: approximately 13,000 square feet at SSG Sadsbury LLC; 15,700 square feet at SSG Bolingbrook LLC; 9,000 square feet at SSG Dolton LLC; 1,000 square feet at SSG Merrillville LLC; 7,200 square feet at SSG Summerville II LLC and 8,750 square feet at SSG Clinton LLC. For SSG Lima LLC, included is approximately 12,683 square feet of non-storage commercial and student housing space. Approximately 32% of our total available units are climate-controlled, 60% are traditional, and 8% are parking.
Our properties are generally located in densely populated and high traffic areas near major roads and highways. All of our properties display prominent road signage and most feature LED marquee boards describing the property features and move-in rent specials. Our properties are generally located in areas with strict zoning laws and attentive planning boards which make it difficult for our competition to develop new properties near ours.

In seeking to maximize the performance of our properties, we employ our proprietary revenue rate management systems which help us to analyze, adjust, and set our move-in and existing tenant rental rates on a real-time basis across our portfolio of properties. Among other technologies, we employ internet data scraping of our local competitors’ move-in rental rates to help enable us to proactively respond and take advantage of changing market conditions across our portfolio. Our operating results typically depend significantly on our ability to manage our property units’ rental rates, to respond in a timely manner to prospective tenant inquiries, and to lease available property units, and on the ability of our tenants to make required storage unit rental payments.
We have registered the trademark and developed the brand “Global Self Storage.” We have developed a corporate logo and have incorporated it on all of our on-site signage, advertising and other marketing materials. This branding process has included the creation and development of the www.GlobalSelfStorage.us website, whereby prospective customers can rent a storage unit or learn about the features of any of our properties in their various locations. We continue to develop the Global Self Storage internet presence through advertising and search engine optimization. We solicit tenant reviews for posting to the “Testimonials” section of our website and encourage others to view these reviews. We have found that a reliable source of new tenants is through referrals of current tenants. Existing self storage customers may also pay their storage unit rent online through www.GlobalSelfStorage.us.
Attracting high quality, long-term tenants is a top priority for us and we strongly believe in tenant quality over tenant quantity. In our marketing efforts, we have seen success in our referral marketing program, through which our tenants may recommend Global Self Storage to their family, friends, and colleagues. We also believe our property managers’ attention to detail – maintaining security, cleanliness, and attentive customer service – is essential to attracting high quality tenants.

Each of our properties features a rental and payment center kiosk available 24 hours a day, seven days a week, where prospective tenants can rent a unit and current tenants can pay their rent. All of our properties have on-site property managers who are committed to delivering the finest customer service. We utilize a customer call center to handle telephone inquiries from current and prospective tenants whenever our store managers are not available. They can respond to questions about our properties and storage features, and book reservations. We seek to deliver convenience and high quality customer service to our tenants, as well as maintain clean and secure properties at all times.
Our Acquisition Strategy
In our store acquisition strategy, we will seek to continue to focus on secondary and tertiary cities in the Mid-West, Northeast and Mid-Atlantic parts of the country where we believe there is relatively less self storage space per capita available, generally resulting in greater demand for available self storage square feet; where new self storage development and permitting through the local planning and zoning boards is typically more difficult to secure thus creating barriers to entry for new self storage competition; and where local new supply through new development is generally less prevalent.
We continue to review available acquisition opportunities with the awareness that, should interest rates increase, resulting store capitalization rates may also increase and store prices may begin to decrease. We will seek to continue to employ our strict acquisition underwriting standards and remain a disciplined buyer and only execute acquisitions where we believe that our management techniques and innovations can strengthen our portfolio and increase stockholder value. For future acquisitions, we may use various financing and capital raising alternatives including, but not limited to, debt and/or equity offerings (including the net proceeds from the offering), credit facilities, mortgage financing, and joint ventures with third parties.
We may pursue third-party management opportunities, which may include managing properties owned by certain affiliates or joint venture partners for a fee, and utilize such relationships with third-party owners as a source for future acquisitions and investment opportunities.
Our Financing Strategy
Our financing strategy is to minimize the cost of our capital in order to maximize the returns generated for our stockholders. For future acquisitions, we may use various financing and capital raising alternatives including, but not limited to, debt and/or equity offerings, credit facilities, mortgage financing, and joint ventures with third parties.

Pursuant to a security agreement, or the Security Agreement, the obligations under the Loan Agreement are secured by certain real estate assets owned by the Secured Subsidiaries. J.P. Morgan Investment Management, Inc. acted as Special Purpose Vehicle Agent of the Lender. We entered into a non-recourse guaranty, or the Guaranty, and together with the Loan Agreement, the Promissory Note and the Security Agreement, or the Loan Documents, on June 24, 2016 to guarantee the payment to Lender of certain obligations of the Secured Subsidiaries under the Loan Agreement. We have used some of the proceeds from the Loan Agreement to acquire four additional self storage properties.

On June 24, 2016, certain of our wholly owned subsidiaries (“Term Loan Secured Subsidiaries”) entered into a loan agreement and certain other related agreements (collectively, the “Term Loan Agreement”) between the Term Loan Secured Subsidiaries and Insurance Strategy Funding IV, LLC (the “Term Loan Lender”). Under the Term Loan Agreement, the Term Loan Secured Subsidiaries are borrowing from Term Loan Lender in the principal amount of $20 million pursuant to a promissory note (the “Term Loan Promissory Note”). The Term Loan Promissory Note bears an interest rate equal to 4.192% per annum and is due to mature on July 1, 2036. Pursuant to a security agreement (the “Term Loan Security Agreement”), the obligations under the Term Loan Agreement are secured by certain real estate assets owned by the Term Loan Secured Subsidiaries. J.P. Morgan Investment Management, Inc. acted as Special Purpose Vehicle Agent of the Term Loan Lender. We entered into a non-recourse guaranty on June 24, 2016 (the “Term Loan Guaranty,” and together with the Term Loan Agreement, the Term Loan Promissory Note and the Term Loan Security Agreement, the “Term Loan Documents”) to guarantee the payment to Lender of certain obligations of the Term Loan Secured Subsidiaries under the Term Loan Agreement. The Term Loan Documents require the Term Loan Secured Subsidiaries and our company to comply with certain covenants, including, among others, a minimum net worth test and other customary covenants. The Term Loan Lender may accelerate amounts outstanding under the Term Loan Documents upon the occurrence of an Event of Default (as defined in the Term Loan Agreement) including, but not limited to, the failure to pay amounts due or commencement of bankruptcy proceedings. Our company and the Term Loan Secured Subsidiaries paid customary fees and expenses in connection with their entry into the Term Loan Documents. There is no material relationship between us, our Term Loan Secured Subsidiaries, or our affiliates and the Term Loan Lender, other than in respect of the Term Loan Documents.
On December 20, 2018, certain of our wholly owned subsidiaries (“Credit Facility Secured Subsidiaries”) entered into a revolving credit loan agreement (collectively, the “Credit Facility Loan Agreement”) between the Credit Facility Secured Subsidiaries and TCF National Bank (“Credit Facility Lender”). Under the Credit Facility Loan Agreement, the Credit Facility Secured Subsidiaries may borrow from the Credit Facility Lender in the principal amount of up to $10 million pursuant to a promissory note (the “Credit Facility Promissory Note”). The Credit Facility Promissory Note bears an interest rate equal to 3.00% over the One Month U.S. Dollar London Inter-Bank Offered Rate and is due to mature on December 20, 2021 (the “Revolver”). We are considering, among other things, refinancing or finding a suitable replacement for the Revolver in light of its upcoming maturity and such refinancing or replacement would potentially extend the term of the Revolver for an additional three years, increase the amount available for borrowing from $10 million to $15 million and add our West Henrietta, New York property as part of the collateral pool.

However, there is no assurance that we will be able to obtain any such financing or, if we do, what the amount and terms will be. The obligations under the Credit Facility Loan Agreement are secured by certain real estate assets owned by the Credit Facility Secured Subsidiaries. We entered into a guaranty of payment on December 20, 2018 (the “Credit Facility Guaranty,” and together with the Credit Facility Loan Agreement, the Credit Facility Promissory Note and related instruments, the “Credit Facility Loan Documents”) to guarantee the payment to the Credit Facility Lender of certain obligations of the Credit Facility Secured Subsidiaries under the Credit Facility Loan Agreement. Our company and the Credit Facility Secured Subsidiaries paid customary fees and expenses in connection with their entry into the Credit Facility Loan Documents. We also maintain a bank account at the Credit Facility Lender. As of March 31, 2021, we have withdrawn proceeds of $5,144,000 under the Credit Facility Loan Agreement. We currently intend to strategically withdraw proceeds available under the Credit Facility Loan Agreement to fund: (i) the acquisition of additional self storage properties, (ii) expansions at existing self storage properties in our portfolio, and/or (iii) joint ventures with third parties for the acquisition and expansion of self storage properties.
On May 19, 2020, Midas Management Corporation (“MMC”) (the “Borrower”) entered into a Paycheck Protection Program Term Note (“PPP Note”) with Customers Bank on behalf of itself and Winmill & Co. Incorporated, Bexil Corporation, Tuxis Corporation, and/or their affiliates (collectively with our company, the “Affiliates”) under the Paycheck Protection Program (the “Program”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration (the “SBA”). Certain officers and directors also serve as officers and/or directors of the Affiliates. As of March 31, 2021, certain of our Affiliates and our directors and employees may be deemed to own approximately 8.5% of our outstanding common stock. Pursuant to an arrangement between a professional employer organization and the Affiliates, MMC acts as a conduit payer of compensation and benefits to the Affiliates’ employees including those who are concurrently employed by our company and our Affiliates. The Borrower received total proceeds of $486,602 from the PPP Note of which approximately $300,000 was attributable to us under the SBA’s loan determination formula. In accordance with the requirements of the CARES Act, the Affiliates used the proceeds from the PPP Note primarily for payroll and other eligible costs. Interest accrues on the PPP Note at the rate per annum of 1.00%. In March 2021, the Borrower has applied to Customers Bank for forgiveness of the amount due on the PPP Note which shall be an amount equal to the sum of payroll and other eligible costs incurred during the Covered Period, as defined, following disbursement under the PPP Note.
Recent Developments
On June 1, 2021, we declared a quarterly dividend of $0.065 per share of our common stock payable on June 30, 2021, to our stockholders of record as of June 15, 2021.
Our Corporate Information
Our principal corporate offices are located at 11 Hanover Square, New York, New York 10005. Our telephone number is (212) 785-0900. Our website is www.globalselfstorage.us. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying base prospectus.

THE OFFERING
Issuer	Global Self Storage, Inc.
Common stock offered by us
1,121,496 shares of our common stock (plus up to an additional 168,224 shares of our common stock that we may issue and sell upon the exercise of the representative's option to purchase additional common stock).

Common stock to be outstanding upon the completion of this offering	10,540,389 shares of our common stock.[1]
Use of Proceeds
We estimate that we will receive net proceeds from this offering of approximately $5,217,186 (or approximately $6,063,185 if the representative exercises its option to purchase additional shares of our common stock in full), after deducting estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund acquisitions of self storage properties and/or expansions of our existing self storage properties, to fund joint ventures with third parties for the acquisition and expansion of self storage properties and for working capital and general corporate purposes, but we currently have no agreements or commitments with respect to any acquisition. See "Use of Proceeds".

Distribution policy
We intend to continue to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. Our current policy is to pay quarterly distributions, which on an annual basis will equal all or substantially all of our taxable income.

Any distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including our revenues, operating expenses and the occupancy levels of our existing self storage properties, the ability of our tenants to meet their obligations and unanticipated expenditures.

We cannot assure you that we will make any distributions to our stockholders.
NASDAQ Stock Market Symbol	"SELF"

1 Common stock includes 9,418,893 shares of our common stock outstanding as of June 21, 2021 and excludes (i) all shares of common stock available for future issuance under our equity incentive plan (ii) and up to 168,224 shares of our common stock that we may issue if the underwriters' option to purchase additional shares of our common stock is exercised in full.

Restrictions on Ownership and Transfer
To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our aggregate outstanding shares of all classes and series, the outstanding shares of any class or series of our preferred shares or our outstanding common stock and imposes other restrictions on ownership and transfer of our shares. See "Description of Securities—Restrictions on Ownership and Transfer" in the accompanying base prospectus.

Risk Factors
See "Risk Factors" beginning on page S-12 of this prospectus supplement and the risks set forth under the caption "Item 1A. Risk Factors" included in our 2020 10-K for risks that you should consider before purchasing our common stock.

RISK FACTORS
Investment in our common stock offered pursuant to this prospectus supplement and the accompanying base prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors under the caption "Item 1A. Risk Factors" in our 2020 10-K and our other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying base prospectus. Any of these risks described could materially adversely affect our business, financial condition, liquidity, results of operations, prospects, tax status or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our common stock could decline significantly and you could lose a part or all of your investment. See "Forward-Looking Statements" beginning on page S-2 of this prospectus supplement and "Where You Can Find More Information and Incorporation by Reference" beginning on page S-22 of this prospectus supplement.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of approximately $5,217,186 (or approximately $6,063,185 if the representative exercises its option to purchase additional shares of our common stock in full), after deducting estimated offering expenses payable by us. We intend to use a portion of the net proceeds to fund acquisitions of self storage properties and/or expansions of our existing self storage properties, to fund joint ventures with third parties for the acquisition and expansion of self storage properties and for working capital and general corporate purposes, but we currently have no agreements or commitments with respect to any acquisition.
Until appropriate investments can be identified, we may invest the net proceeds from this offering in interest-bearing short-term investments, including money market accounts and/or U.S. treasury securities which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our self storage properties.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2021: (1) on an actual basis and (2) on an adjusted basis after giving effect to the offering. You should read this table in conjunction with "Use of Proceeds" in this prospectus supplement and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the period ended March 31, 2021, each of which is incorporated by reference herein. No adjustments have been made to reflect normal course operations by us or other developments with our business after March 31, 2021. As a result, the adjusted information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date.
	As of March 31, 2021
	Actual(1) (unaudited)	As Adjusted(3) (unaudited)
	(in thousands, except share and per share data)

Cash and cash equivalents	$ 1,496	$6,845

Total debt	23,865	23,865
Equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 450,000,000 shares authorized; 9,406,593 shares issued and outstanding(2)	94	105
Additional paid in capital	40,487	45,825
Accumulated deficit	(706)	(706)
Total equity	39,875	45,224
Total capitalization	$ 63,740	69,089

(1)
Historical amounts are derived from our unaudited financial statements and related footnotes appearing in our Quarterly Report on Form 10-Q for the year ended March 31, 2021, which is incorporated by reference herein.

(2)	Our outstanding shares of common stock excludes all shares of our common stock available for future grants under our equity incentive plan.
(3)	Does not reflect the application of the net proceeds from the offering as described in "Use of Proceeds."

DESCRIPTION OF COMMON STOCK
The material terms and provisions of our common stock are described under the caption “Description of Common Stock” in the accompanying base prospectus beginning on page 27.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain additional U.S. federal income tax considerations with respect to the ownership of our common stock. This summary supplements and, where applicable, supersedes the discussion under "U.S. Federal Income Tax Considerations" in the accompanying base prospectus, and should be read together with such discussion for a more detailed summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock and our election to be subject to U.S. federal income tax as a REIT. Terms not otherwise defined herein have the meaning assigned to them in this prospectus supplement or the accompanying base prospectus.
Taxation of U.S. Shareholders—Foreign Accounts
U.S. stockholders that are not tax-exempt organizations may be subject to U.S. withholding tax at a rate of 30% on dividends paid by us to "foreign financial institutions" in respect of accounts of U.S. stockholders at such financial institutions. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these withholding rules on their ownership and disposition of our common stock.

Foreign Accounts
Pursuant to rules generally referred to as FATCA, withholding taxes may be imposed (at a 30% rate) on U.S. source payments made after June 30, 2014 to “foreign financial institutions”. Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. stockholders (as defined above) who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The withholding tax may be imposed on dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Alternatively, if the foreign financial institution is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, it must comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding these withholding rules. Non-U.S. stockholders should consult their tax advisors to determine the applicability of FATCA in light of their individual circumstances.

UNDERWRITING
We are offering our shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters named below. EF Hutton, division of Benchmark Investments, LLC, is acting as the sole representative of the underwriters. We have entered into an underwriting agreement with the underwriters.
Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of common stock listed next to its name in the following table.

Underwriter	Total Number of Shares

EF Hutton, division of Benchmark Investments, LLC	919,496
R.F. Lafferty & Co.	202,000
TOTAL	1,121,496
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of our common stock offered hereby if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act"), and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters are offering our common stock subject to their acceptance of such common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.
Underwriting Discount and Expenses
The representative has advised us that it proposes initially to offer the common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.20 per share. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, the underwriting discount that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the representative's option to purchase additional shares.
	Per Share	No Exercise	Full Exercise
Public offering price	$5.350	$6,000,004	$6,900,002
Underwriting discount	$0.321	$360,000	$414,000
Proceeds, before expenses, to us	$5.029	$5,640,003	$6,486,002
We estimate expenses payable by us in connection with this offering will be approximately $422,817. This includes an agreement to reimburse the underwriters for certain of their expenses in an amount up to $50,000 and for non-accountable expenses in an amount equal to 1.0% of the gross proceeds of this offering.
Listing

Our common stock is listed on NASDAQ under the symbol “SELF.”
Stamp Taxes
If you purchase our common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Option to Purchase Additional Shares
We have granted to the representative an option, exercisable for 45 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 168,224 shares of our common stock from us solely to cover over-allotments at the price set forth on the cover page of this prospectus supplement. This option to purchase additional shares may be exercised only if the underwriters sell more of our common stock than the total number set forth on the cover page of this prospectus supplement.
No Sales of Similar Securities
We have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the representative for a period of 45 days after the date of this prospectus supplement. The underwriting agreement provides limited exceptions and the restrictions may be waived at any time by the representative.
Lock-Up Agreements
Our officers and directors have entered into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period commencing on the date of the underwriting agreement and ending on the date that is the earlier of 45 days from the date of the underwriting agreement and the Option Closing Date (as defined in the Underwriting Agreement) (the “Lock-Up Period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written of the representative: (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, whether now owned or hereafter acquired by the such person or with respect to which such person has or acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.
Notwithstanding the foregoing, and subject to the conditions below, such persons may transfer Lock-Up Securities without the prior written consent of the representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of this offering (provided that no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions); (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if such person, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, such entity, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of the lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party thereto; (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period; and (iii) such person notifies the representative at least two business days prior to the proposed transfer or disposition.
In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to our equity incentive plan or to any of such person’s shares of our common stock issued upon such exercise, (ii) exercise of warrants; provided that it shall apply to any of such person’s shares of our common stock issued upon such exercise, or (iii) pursuant to an existing contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, (iv) the establishment of any new Plan; provided that no sales of such person’s shares of our common stock shall be made pursuant to such new Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by such person, us or any other person, shall be required, and no such announcement or filing is made voluntarily, by such person, us or any other person, prior to the expiration of the Lock-Up Period.
Stabilization Transactions
The underwriters have advised us that they, pursuant to Regulation M under the Securities Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.
“Covered” short sales are sales made in an amount not greater than the representative's option to purchase additional shares. The representative may close out any covered short position by either exercising their option to purchase additional shares or purchasing our common stock in the open market.
In determining the source of our common stock to close out the covered short position, the representative will consider, among other things, the price of our common stock available for purchase in the open market as compared to the price at which it may purchase our common stock through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of our common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of our common stock. A covering transaction is the bid for or the purchase of our common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters' purchases to cover the short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.
Neither us nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Electronic Distribution
This prospectus supplement and the accompanying base prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying base prospectus in electronic format, the information on the underwriters' Internet sites and any information contained in any other Internet sites maintained by the underwriters are not part of this prospectus supplement and the accompanying base prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may in the future perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially our common stock offered by this prospectus supplement. Any such short positions could adversely affect future trading prices of our common stock offered by this prospectus supplement. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire long and/or short positions in such securities and instruments.
Certain of our directors and executive officers have indicated an interest in purchasing shares of our common stock in this offering.

LEGAL MATTERS
Clifford Chance US LLP, New York, New York, has passed upon the validity of the issuance of our common stock offered by this prospectus supplement on our behalf. In addition, the description of U.S. federal income tax consequences contained in the section of the accompanying base prospectus entitled "U.S. Federal Income Tax Considerations", as supplemented by the section in this prospectus supplement entitled "Additional U.S. Federal Income Tax Considerations", is based on the opinion of Clifford Chance US LLP New York, New York. Lucosky Brookman LLP, Woodbridge, New Jersey, has represented the underwriters in connection with this offering.

EXPERTS
The consolidated financial statements and the related consolidated financial statement schedule of Global Self Storage, Inc.  as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 incorporated in this prospectus supplement by reference from the Global Self Storage, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this prospectus supplement and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.
We make available free of charge on or through our website at www.globalselfstorage.us, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.globalselfstorage.us.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.
Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-12681)	March 31, 2021
Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (File No. 001-12681)	May 13, 2021
Document	Filed
Current Report on Form 8-K (File No. 001-12681)	June 8, 2021
Document	Filed
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020) (File No. 001-12681)
April 29, 2021
Document	Filed
Registration Statement on Form 10 (containing the description of our common stock), and amended on August 11, 2015, September 25, 2015, October 28, 2015, December 14, 2015 and March 28, 2018, including all amendments and reports filed for the purpose of updating such description. (File No. 001-12681)
June 30, 2015

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement and the accompanying base prospectus relate or the offering is otherwise terminated shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 11 Hanover Square, 12th Floor, New York, NY, 10005, Attention: Secretary, or contact our offices at (212) 785-0900. The documents may also be accessed on our website at www.globalselfstorage.us.

PROSPECTUS
$50,000,000
GLOBAL SELF STORAGE, INC.
Common Stock,
Preferred Stock,
Depositary Shares,
Warrants,
and
Rights

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•	shares of our common stock, par value $0.01 per share (“common stock”);
•	shares of our preferred stock, par value $0.01 per share (“preferred stock”);
•	depositary shares representing entitlement to all rights and preferences of fractions of preferred stock of a specified class or series and represented by depositary receipts;
•	warrants to purchase common stock, preferred stock or depositary shares; and
•	rights to purchase common stock or preferred stock.
We refer to the common stock, preferred stock, depositary shares, warrants and rights, collectively, as the “securities” in this prospectus.  The securities will have an aggregate initial offering price of up to $50,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.
The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common stock, any public offering price; (ii) in the case of our preferred stock, the specific designation and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of depositary shares, the fractional preferred stock represented by each such depositary share and designation and terms of the relevant class or series of preferred stock; (iv) in the case of warrants, the duration, offering price, exercise price and detachability and type and terms of security deliverable upon exercise; and (v) in the case of rights, the number being issued, the exercise price and the expiration date and type and terms of security deliverable upon exercise.
The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.  It is important that you read both this prospectus and the applicable prospectus supplement before you invest.
We may offer the securities directly, through agents, or to or through underwriters.  The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities.  See “Plan of Distribution” beginning on page 22 for more information on this topic.  No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.
Our common stock is listed on the Nasdaq Stock Market (“NASDAQ”), under the symbol “SELF.”  On December 3, 2018, the closing sale price of our common stock on NASDAQ was $3.95 per share.
The aggregate market value of the shares of our common stock held by non-affiliates, computed by reference to the highest price at which a share of our common stock was last sold or the average bid and asked price of a share of our common stock within the 60-day period ending on the date of the filing of the registration statement of which this prospectus is a part, was $28,287,826.25 based on 7,161,475 outstanding shares of our common stock held by non-affiliates.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.
Investing in these securities involves risks.  You should carefully read the risk factors beginning on page 3 of this prospectus and in our Securities and Exchange Commission filings, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, in any prospectus supplement, and in any documents incorporated by reference herein or therein, before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.
The date of this prospectus is December 7, 2018.

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement.  Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares, warrants and rights in one or more offerings.  You should rely only on the information provided or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus.  We have not authorized anyone to provide you with different or additional information.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted.  You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement or any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates.  Our business, financial condition, results of operations and prospects may have changed since those dates.  You should read carefully the entirety of this prospectus, any accompanying prospectus supplement or any free writing prospectus, as well as the documents incorporated by reference herein or therein before making an investment decision.
In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “company,” “we,” “us” and “our” to refer to Global Self Storage, Inc., a Maryland corporation, together with its subsidiaries.

SUMMARY INFORMATION
Global Self Storage, Inc., a Maryland corporation, is a self-administered and self-managed real estate investment trust (“REIT”) that owns, operates, manages, acquires, develops and redevelops self-storage properties in the United States.  Our properties are designed to offer affordable, easily accessible, and secure storage space for residential and commercial customers.  We currently own and operate eleven properties located in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, and South Carolina.  On January 19, 2016, we changed our name to Global Self Storage, Inc. from Self Storage Group, Inc., changed our Securities and Exchange Commission (the “SEC”) registration from an investment company to an operating company reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed our common stock on NASDAQ under the symbol “SELF”.  We have elected and we believe we have qualified to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2013.
Our principal corporate offices are located at 11 Hanover Square, New York, New York 10005.  Our telephone number is (212) 878-0900.  Our website is www.globalselfstorage.us.  The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider the following risk factors and the risk factors described in the periodic reports which we file with the SEC, as well as risk factors and other information in this prospectus, any accompanying prospectus supplement or any free writing prospectus incorporated by reference herein or therein before purchasing any of our securities.  Any of these risks described could materially adversely affect our business, financial condition, results of operations, tax status or ability to make distributions to our stockholders.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations.  If this were to happen, the price of our securities could decline significantly, and you could lose a part or all of your investment.  See “Where You Can Find More Information” beginning on page 66 of this prospectus.
 Risks Related to our Self-Storage Properties and our Business
 Adverse economic or other conditions in the markets in which we do business and more broadly could negatively affect our occupancy levels and rental rates and therefore our operating results.
Our operating results are dependent upon our ability to achieve optimal occupancy levels and rental rates at our self-storage properties.  Adverse economic or other conditions in the markets in which we do business, may lower our occupancy levels and limit our ability to maintain or increase rents or require us to offer rental discounts.  No single customer represents a significant concentration of our revenues.  The following adverse developments, among others, in the markets in which we do business may adversely affect the operating performance of our properties:
•	perceptions by prospective tenants of our self-storage properties of the safety, convenience, and attractiveness of such properties and the areas in which they are located;
•	industry slowdowns, relocation of businesses and changing demographics may adversely impact the markets in which we invest and in which our self-storage properties operate;
•
periods of economic slowdown or recession, rising interest rates, or declining demand for self-storage or the public perception that any of these events may occur could result in a general decline in rental rates or an increase in tenant defaults; and

•	actual or perceived oversupply or declining demand for self-storage in a particular area.
 Our storage leases are relatively short-term in nature, which exposes us to the risk that we may have to re-lease our units and we may be unable to do so on attractive terms, on a timely basis or at all.
If we are unable to promptly re-let our units or if the rates upon such re-letting are significantly lower than expected, then our business and results of operations would be adversely affected.  Any delay in re-letting units as vacancies arise would reduce our revenues and harm our operating results.  In addition, lower than expected rental rates upon re-letting could adversely affect our revenues and impede our growth.
 Increases in taxes and regulatory compliance costs may reduce our income and adversely impact our cash flows.
Increases in income or other taxes generally are not passed through to tenants under leases and may reduce our net income, funds from operations (“FFO”), cash flows, financial condition, ability to pay or refinance our debt obligations, ability to make cash distributions to stockholders, and the trading price of our securities.  Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could result in similar adverse effects.
 Our property taxes could increase due to various reasons, including a reassessment, which could adversely impact our operating results and cash flow.
The value of our properties may be reassessed for property tax purposes by taxing authorities including as a result of the acquisition of new self-storage properties.  Accordingly, the amount of property taxes we pay in the future may increase substantially from what we have paid in the past.  Increases in property or other taxes generally are not passed through to tenants under leases and may reduce our results of operations and cash flow, and could be adversely affect our ability to pay any expected dividends to our stockholders.
 Increases in operating costs may adversely affect our results of operation and cash flow.
Increases in operating costs, including insurance costs, labor costs, utilities, capital improvements, real estate assessments and other taxes and costs of compliance with REIT requirements and with other laws, regulations and governmental policies could adversely affect our results of operation and cash flow.
 We depend upon our on-site personnel to maximize tenant satisfaction at each of our properties, and any difficulties we encounter in hiring, training, and maintaining skilled field personnel may harm our operating performance.
We depend upon our on-site personnel to maximize tenant satisfaction at each of our properties, and any difficulties we encounter in hiring, training and maintaining skilled field personnel may harm our operating performance.  The general professionalism of a site’s managers and staff are contributing factors to a site’s ability to successfully secure rentals and retain tenants.  If we are unable to successfully recruit, train and retain qualified field personnel, our quality of service could be adversely affected, which could lead to decreased occupancy levels and reduced operating performance.
 We face competition from other self-storage properties, which may adversely impact the markets in which we invest and in which our self-storage properties operate.
Increased competition in the self-storage business has led to both pricing and discount pressures.  This increased competition could limit our ability to increase revenues in the markets in which we operate.  While some markets may be able to absorb an increase in self-storage properties due to superior demographics and density, other markets may not be able to absorb additional properties and may not perform as well.
 Rental revenues are significantly influenced by demand for self-storage space generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio or if we owned a larger number of self-storage properties.
Because our portfolio of properties consists of only self-storage properties, we are subject to risks inherent in investments in a single industry.  A decrease in the demand for self-storage space would have a greater adverse effect on our rental revenues than it would if we owned a more diversified real estate portfolio.  Demand for self-storage space has been and could be adversely affected by ongoing weakness in the national, regional and local economies, changes in supply of, or demand for, similar or competing self-storage properties in an area and the excess amount of self-storage space in a particular market.  To the extent that any of these conditions occur, they are likely to affect market rents for self-storage space, which could cause a decrease in our rental revenue.  Any such decrease could impair our operating results, ability to satisfy debt service obligations and ability to make cash distributions to our stockholders.
Further, currently we invest in a limited number of self-storage properties.  As a result, the potential effect on our financial condition, results of operations, and cash available for distribution to stockholders, resulting from poor performance at one or more of our self-storage properties could be more pronounced than if we invested in a larger number of self-storage properties.
 We may not be successful in identifying and consummating suitable acquisitions, or integrating and operating acquired properties, which may adversely impact our growth.
We expect to make future acquisitions of self-storage properties.  We may not be successful in identifying and consummating suitable acquisitions that meet our criteria, which may impede our growth.  We may encounter competition when we seek to acquire properties, especially for brokered portfolios.  Aggressive bidding practices by prospective acquirers have been commonplace and this competition also may be a challenge for our growth strategy and potentially result in our paying higher prices for acquisitions including paying consideration for certain properties that may exceed the value of such properties.  Should we pay higher prices for self-storage properties or other assets, our potential profitability may be reduced.  Also, when we acquire any self-storage properties, we will be required to integrate them into our then existing portfolio.  The acquired properties may turn out to be less compatible with our growth strategy than originally anticipated, may cause disruptions in our operations or may divert management’s attention away from day-to-day operations, which could impair our results of operations.  Our ability to acquire or integrate properties may also be constrained by the following additional risks:
•	the inability to achieve satisfactory completion of due diligence investigations and other customary closing conditions;
•	spending more than the time and amounts budgeted to make necessary improvements or renovations to acquired properties;
•	the inability to build a captive pipeline of target properties that meet our rigorous underwriting standards;
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the inability to accurately estimate occupancy levels, rental rates, operating costs or costs of improvements to bring an acquired property up to the standards established for our intended market position; and

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encountering delays in the selection, acquisition, development or redevelopment of self-storage properties which could adversely affect returns to stockholders and stockholders could suffer delays in the distribution of cash dividends attributable to any such properties.

 We may not be able to develop a captive pipeline of acquisition targets without the use of non-refundable deposits.
We may be required to use non-refundable deposits to develop a captive pipeline of acquisition targets.  If we are unable to raise the capital necessary to consummate such acquisitions we may be forced to abandon all or some of the acquisitions and forfeit any non-refundable deposits.  If this occurs, it could adversely impact our operating results and our ability to pay any expected dividends to our stockholders.
 We may acquire properties subject to liabilities which may adversely impact our operating results.
We may acquire properties subject to liabilities without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by persons dealing with the former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.  The costs associated with these liabilities may adversely impact our operating results.
 Our investments in development and redevelopment projects may not yield anticipated returns which could adversely impact our economic performance.
In deciding whether to develop or redevelop a particular property, we make certain assumptions regarding the expected future performance of that property.  These assumptions are inherently uncertain, and, if they prove to be wrong, then we may be subject to certain risks including the following:
•	we may not complete development projects on schedule or within projected budgeted amounts;
•	we may underestimate the costs necessary to bring a property up to the standards established for its intended market position;
•	we may encounter delays or refusals in obtaining all necessary zoning, land use, building, occupancy and other required governmental permits and authorizations;
•	we may be unable to increase occupancy at a newly acquired property as quickly as expected or at all; and
•	we may be unable to obtain financing for these projects on favorable terms or at all.

The occurrence of such events could adversely affect the investment returns from these development or redevelopment projects and may adversely impact our economic performance.
 Our performance is subject to risks associated with the real estate industry.
An investment in us is closely linked to the performance of the real estate markets in which we own self-storage properties and subject to the risks associated with the direct ownership of real estate, including fluctuations in interest rates, inflation or deflation; declines in the value of real estate; and competition from other real estate investors with significant capital.  Prevailing economic conditions affecting the real estate industry may adversely affect our business, financial condition and results of operations.
 Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties.
We may be unable to promptly sell one or more properties in response to changing economic, financial and investment conditions.  We cannot predict whether we will be able to sell any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us.  We may be required to expend funds to correct defects or to make improvements before a property can be sold.  We cannot give assurances that we will have funds available to correct those defects or to make those improvements.  In acquiring a property, we may agree to transfer restrictions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property.  These transfer restrictions may impede our ability to sell a property even if we deem it necessary or appropriate.  We may also have joint venture investments in certain of our properties and, consequently, our ability to control decisions relating to such properties may be limited.
 Any negative perceptions of the self-storage industry generally may result in a decline in our stock price.
To the extent that the investing public has a negative perception of the self-storage industry, the value of our securities may be negatively impacted.
 Costs associated with complying with the Americans with Disabilities Act of 1990 may result in unanticipated expenses.
Our self-storage properties also are subject to risks related to changes in, and changes in enforcement of, federal, state and local laws, regulations and governmental policies, including fire and safety requirements, health, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990 (“ADA”).  Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties.  Further, compliance with the ADA and other regulations may require us to make unanticipated expenditures that could significantly reduce cash available for distribution to stockholders.  A failure to comply with the ADA or similar state laws could lead to government imposed fines on us and/or litigation, which could also involve an award of damages to individuals affected by the noncompliance.  Such noncompliance also could result in an order to correct any noncomplying feature, which could result in substantial capital expenditures.
 Extensive environmental regulation to which we are subject creates uncertainty regarding future environmental expenditures and liabilities.
Under environmental regulations such as the federal Comprehensive Environmental Response and Compensation Liability Act, owners and operators of real estate may be liable for the costs of investigating and remediating certain hazardous substances or other regulated materials on or in such property.  Such laws often impose liability, without regard to knowledge or fault, for removal or remediation of hazardous substances or other regulated materials upon owners and operators of contaminated property, even after they no longer own or operate the property.  Moreover, the past or present owner or operator of a property from which a release emanates could be liable for any personal injuries or property damages that may result from such releases, as well as any damages to natural resources that may arise from such releases.  The presence of such substances or materials, or the failure to properly remediate such substances, may adversely affect the owner’s or operator’s ability to lease, sell or rent such property or to borrow using such property as collateral.
 We may become subject to litigation or threatened litigation or other claims that may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business.
We may become subject to disputes with commercial parties with whom we maintain relationships or other parties with whom we do business.  Any such dispute could result in litigation between us and the other parties. Whether or not any dispute actually proceeds to litigation, we may be required to devote significant management time and attention to its successful resolution (through litigation, settlement or otherwise), which would detract from our management’s ability to focus on our business.  Any such resolution could involve the payment of damages or expenses by us, which may be significant.  In addition, any such resolution could involve our agreement with terms that restrict the operation of our business.
From time to time we may be required to resolve tenant claims and litigation and employment-related claims and litigation by corporate level and field personnel which could result in substantial liabilities to us.  We also could be sued for personal injuries and/or property damage occurring at our properties.  The liability insurance we maintain may not cover all costs and expenses arising from such lawsuits.
 Uninsured losses or losses in excess of our insurance coverage could adversely affect our financial condition and cash flow.
We maintain comprehensive liability, fire, flood, earthquake, wind, extended coverage and rental loss insurance (as deemed necessary or as required by our lenders, if any) with respect to our properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, hurricanes, tornadoes, riots, acts of war or terrorism.  Should an uninsured loss occur, we could lose both our investment in and anticipated profits and cash flow from a property.  In addition, if any such loss is insured, we may be required to pay significant amounts on any claim for recovery of such a loss prior to our insurer being obligated to reimburse us for the loss, or the amount of the loss may exceed our coverage for the loss.
 To the extent we invest in publicly traded REITs, our performance may be subject to the risks of investment in such securities.
The value of our investments in REITs may fluctuate, sometimes rapidly and unpredictably.  Because REITs concentrate their assets in the real estate industry, the performance of REITs is closely linked to the performance of the real estate markets.  Property values may fall due to increasing vacancies or declining rents resulting from economic, legal, cultural or technological developments, rising interest rates, and rising capitalization rates. REIT prices also may drop because of the failure of borrowers to pay their loans and poor management.  In addition, there are specific risks associated with particular sectors of real estate investments such as self-storage, retail, office, hotel, healthcare, and multi-family properties.  Many REITs utilize leverage, which increases investment risk and could adversely affect a REIT’s operations and market value in periods of rising interest rates as well as risks normally associated with debt financing.  In addition, a REIT’s failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or failure to maintain exemption from registration under the Investment Company Act could adversely affect our operations and our qualification as a REIT under the Code.  The failure of these investments to perform as expected may have a significant effect on our performance and our ability to make distributions to stockholders.
 We may be unable to make distributions in the future, maintain our current level of distributions or increase distributions over time.
There are many factors that can affect the availability and timing of cash distributions to stockholders and the determination to make distributions will fall within the discretion of our board of directors.  Our board of directors’ decisions to pay distributions will depend on many factors, such as our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time.  Actual cash available for distributions may vary substantially from estimates.  We may not have sufficient available cash from operations to make a distribution required to qualify for or maintain our REIT status.  We may be required to borrow or make distributions that would constitute a return of capital which may reduce the amount of capital we invest in self-storage properties.  We cannot assure stockholders that we will be able to make distributions in the future, be able to maintain our current level of distributions or that our distributions will increase over time, and our inability to make distributions, or to make distributions at expected levels, could result in a decrease in the market price of our common stock.
 We rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.
We rely on information technology networks and systems, including the internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, personally identifiable information, and tenant and lease data.  We purchase some of our information technology from vendors, on whom our systems depend.  We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential tenant and other sensitive information.  Although we have taken steps to protect the security of our information systems and the data maintained in those systems, it is possible that our safety and security measures will not be able to prevent the systems’ improper functioning or damage, or the improper access or disclosure of personally identifiable information such as in the event of cyber-attacks.  Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information.  While, to date, we have not experienced a security breach, this risk has generally increased as the number, intensity and sophistication of such breaches and attempted breaches from around the world have increased.  Any failure to maintain proper function, security and availability of our information systems could interrupt our operations, damage our reputation, divert significant management attention and resources to remedy any damages that result, subject us to liability claims or regulatory penalties and have a material adverse effect on our business and results of operations.
 Privacy concerns could result in regulatory changes that may harm our business.
Personal privacy has become a significant issue in the jurisdictions in which we operate.  Many jurisdictions in which we operate have imposed restrictions and requirements on the use of personal information by those collecting such information.  Changes to law or regulations affecting privacy, if applicable to our business, could impose additional costs and liability on us and could limit our use and disclosure of such information.
 Risks Related to Our Organization and Structure
 Management has limited prior experience operating a REIT and complying with the income, asset and other limitations imposed by the REIT provisions of the Code.
Management has limited prior experience operating a REIT. The REIT provisions of the Code are complex and the failure to comply with those provisions could cause us to fail to qualify as a REIT or could force us to pay unexpected taxes and penalties.  Managing a portfolio of self-storage properties under such constraints may hinder our ability to achieve our objectives.  We have elected to qualify as a REIT under the Code, commencing with our taxable year ended December 31, 2013, and intend to continue to qualify as a REIT in 2018.
 The ability of our Board of Directors to revoke our REIT election without stockholder approval may cause adverse consequences to our stockholders.
Our board of directors may revoke or otherwise terminate our REIT election without the approval of stockholders if it determines that it is no longer in our best interests to continue to qualify as a REIT.  If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our net taxable income to stockholders, which may have adverse consequences on the total return to our stockholders.

 Our business could be harmed if key personnel with business experience in the self-storage industry terminate their employment with us.
Our officers have experience in the self-storage industry and our success will depend, to a significant extent, on their services.  There is no guarantee that any of them will remain employed with us. We do not generally maintain key person life insurance.  The loss of services of one or more members of our senior management could harm our business.
 Our management has limited experience operating a public company and therefore may have difficulty in successfully and profitably operating our business, or complying with regulatory requirements.
Our management has had limited experience operating a public company.  As a result, we cannot assure you that we will be able to successfully execute our business strategies as a public company or comply with regulatory requirements applicable to public companies.
 There may be conflicts of interest resulting from the relationships among us, our affiliates, and other related parties.
The outside business interests of our officers may divert their time and attention away from us, and may result in a potential conflict with respect to the allocation of business opportunities, which could harm our business.  Our board of directors has adopted policies and procedures designed to mitigate these conflicts of interest, such as allocation procedures for determining the appropriate allocation of such business opportunities.  Specifically, if any of our officers or directors who also serves as an officer, director, or advisor of our affiliates becomes aware of a potential transaction related primarily to the self-storage business that may represent a corporate opportunity for us and one or more of our affiliates, such officer or director has no duty to present that opportunity to such affiliates and we will have the sole right to pursue the transaction if our board of directors so determines.  Notwithstanding the foregoing, our officers or directors are encouraged to notify our affiliates of such an opportunity.
 Certain provisions of Maryland law could inhibit changes in control of our company.
Certain “business combination” and “control share acquisition” provisions of the Maryland General Corporation Law (“MGCL”), may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock.  Pursuant to the MGCL, our board of directors has by resolution exempted business combinations between us and any other person.  Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  However, there can be no assurance that these exemptions will not be amended or eliminated at any time in the future.  Our charter and bylaws and Maryland law also contain other provisions that may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.
 Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interest.
Our charter limits the liability of our present and former directors and officers to us and our stockholders for money damages to the maximum extent permitted under Maryland law.  Under current Maryland law, our present and former directors and officers will not have any liability to us or our stockholders for money damages other than liability resulting from:
•	actual receipt of an improper benefit or profit in money, property or services; or
•	active and deliberate dishonesty by the director or officer that was established by a final judgment and is material to the cause of action.
Our charter authorizes us to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law.  Our bylaws require us to indemnify each present and former director or officer, to the maximum extent permitted by Maryland law, in connection with any proceeding to which he or she is made, or threatened to be made, a party to or witness in by reason of his or her service to us as a director or officer or in certain other capacities.  In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification.  As a result, we and our stockholders may have more limited rights against our present and former directors and officers than might otherwise exist absent the current provisions in our charter and bylaws or that might exist with other companies, which could limit your recourse in the event of actions not in your best interest.
 Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred shares, a director may be removed with cause, by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.  Vacancies on our board of directors generally may be filled only by a majority of the remaining directors in office, even if less than a quorum.  These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in our control that is in the best interests of our stockholders.
 We may change our investment and financing strategies and enter into new lines of business without stockholder consent, which may subject us to different risks.
We may change our investment and financing strategies and enter into new lines of business at any time without the consent of our stockholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this document.  A change in our investment strategy or our entry into new lines of business may increase our exposure to other risks or real estate market fluctuations.
 If other self-storage companies convert to a REIT structure or if tax laws change, we may no longer have an advantage in competing for potential acquisitions.
Because we are structured as a REIT, we are a more attractive acquirer of properties to tax-motivated sellers than our competitors that are not structured as REITs.  However, if other self-storage companies restructure their holdings to become REITs, this competitive advantage will disappear.  In addition, new legislation may be enacted or new interpretations of existing legislation may be issued by the Internal Revenue Service (the “IRS”), or the U.S. Treasury Department that could affect the attractiveness of the REIT structure so that it may no longer assist us in competing for acquisitions.
 Our Board of Directors has the power to issue additional shares of our stock in a manner that may not be in the best interest of our stockholders.
Our charter authorizes our board of directors to issue additional authorized but unissued shares of common stock or preferred stock and to increase the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval.  In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares.  Our board of directors could issue additional shares of our common stock or establish a series of preferred stock that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our securities or otherwise not be in the best interests of our stockholders.
 Restrictions on ownership and transfer of our shares may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.
In order for us to qualify as a REIT for each taxable year after our taxable year ended December 31, 2013, no more than 50% in value of our outstanding shares may be owned, directly or constructively, by five or fewer individuals during the last half of any calendar year, and at least 100 persons must beneficially own our shares during at least 335 days of a taxable year of 12 months, or during a proportionate portion of a shorter taxable year.  “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts.  Our charter contains, among other things, such customary provisions related to our current operation as a REIT and such other provisions that are consistent with the corporate governance profile of our public peers, including certain customary ownership limitations that prohibit, among other limitations, any person from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding share of our common stock or all classes and series of our capital stock.  These ownership limits and the other restrictions on ownership and transfer of our shares in our charter could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.
 Risks Related to Our Debt Financings
 Disruptions in the financial markets could affect our ability to obtain debt financing on reasonable terms or at all and have other adverse effects.
Uncertainty in the credit markets may negatively impact our ability to access additional debt financing or to refinance existing debt maturities on favorable terms (or at all), which may negatively affect our ability to make acquisitions.  A downturn in the credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our business plans accordingly.  In addition, these factors may make it more difficult for us to sell properties or may adversely affect the price we receive for properties that we do sell, as prospective buyers may experience increased costs of debt financing or difficulties in obtaining debt financing.
 We depend on external sources of capital that are outside of our control, which could adversely affect our ability to acquire or develop properties, satisfy our debt obligations and/or make distributions to stockholders.
We depend on external sources of capital to acquire properties, to satisfy our debt obligations and to make distributions to our stockholders required to maintain our qualification as a REIT, and these sources of capital may not be available on favorable terms, or at all.  Our access to external sources of capital depends on a number of factors, including the market’s perception of our growth potential and our current and potential future earnings and our ability to continue to qualify as a REIT for U.S. federal income tax purposes.  If we are unable to obtain external sources of capital, we may not be able to acquire properties when strategic opportunities exist, satisfy our debt obligations or make cash distributions to our stockholders that would permit us to qualify as a REIT to avoid paying U.S. federal income tax on all of our net taxable income.
 The terms and covenants relating to our indebtedness could adversely impact our economic performance.
The loan documentation for our credit facility contains (and any new or amended facility we may enter into from time to time will likely contain) customary affirmative and negative covenants, including financial covenants that, among other things, require us to comply with a minimum net worth (as defined in our loan documentation) of at least the outstanding principal balance of the loan and a minimum liquidity standard of at least 10% of the outstanding principal balance of the loan (as defined in our loan documentation).  In the event that we fail to satisfy our covenants, we would be in default under our loan documentation and may be required to repay such debt with capital from other sources.  Under such circumstances, other sources of debt or equity capital may not be available to us, or may be available only on unattractive terms.  Moreover, the presence of such covenants could cause us to operate our business with a view toward compliance with such covenants, which might not produce optimal returns for stockholders.
 Risks Related to Our Qualification as a REIT
 Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of operating cash flow available for distribution to stockholders.
We have elected, and believe that we have been qualified, to be taxed as a REIT commencing with the taxable year ended December 31, 2013.  Qualification for treatment as a REIT involves the application of highly technical and extremely complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify for REIT treatment.  To qualify as a REIT, we must meet, on an ongoing basis through actual operating results, various tests regarding the nature and diversification of our assets and our income, the ownership of our outstanding shares and the amount of our distributions.  Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to manage successfully the composition of our income and assets on an ongoing basis.  Our ability to satisfy these asset tests depends upon an analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals.  In addition, we have held and may continue to hold investments in other publicly traded REITs.  If any such publicly traded REIT fails to qualify as a REIT with respect to any period during which we hold or have held shares of such REIT, or if our interests in these REITs are otherwise not treated as equity in a REIT for U.S. federal income tax purposes, our ability to satisfy the REIT requirements could be adversely affected.  Moreover, new legislation, court decisions or administrative guidance may, in each case possibly with retroactive effect, make it more difficult or impossible for us to qualify as a REIT.  Thus, while we believe that we have been organized and operated and intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have qualified or will so qualify for any particular year.  These considerations also might restrict the types of assets that we can acquire or services that we can provide in the future.  We have not requested and do not plan to request a ruling from the IRS regarding our qualification as a REIT.
In order to qualify as a REIT, among other requirements, we must ensure that at least 75% of our gross income for each taxable year, excluding certain amounts, is derived from certain real property-related sources, and at least 95% of our gross income for each taxable year, excluding certain amounts, is derived from certain real property-related sources and passive income such as dividends and interest.  For purposes of these rules, income from the rental of real property is generally treated as qualifying income, whereas service income is generally treated as nonqualifying income.  Furthermore, for purposes of these rules, services provided to tenants at a property could cause all income from the property to be nonqualifying if the income from such services, or the costs of providing those services, exceed certain thresholds.  We have provided and may continue to provide certain services to our tenants, such as access to insurance.  We believe that these services have been provided in a manner that does not cause our rental income to fail to be treated as qualifying income for purposes of the REIT gross income tests.  However, if the IRS were to successfully challenge our characterization of these services, our qualification as a REIT could be adversely impacted.  In addition, where we have provided services that may generate nonqualifying income, we believe the income attributable to these services and the costs of providing these services are sufficiently small so as not to cause us to fail to satisfy the REIT gross income tests.  However, there is limited guidance regarding what costs are taken into account for this purpose.  If the IRS were to successfully assert that these our income from these services or the costs of providing these services exceeded certain thresholds, we could fail to qualify as a REIT.
If we fail to qualify for treatment as a REIT at any time and do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and possibly could be required to borrow money or sell assets to pay that tax, thus substantially reducing the funds available for distribution for each year involved.  Unless entitled to relief under specific statutory provisions, we would also be disqualified from treatment as a REIT for the four taxable years following the year during which we lost our qualification. In addition, all distributions to stockholders, including capital gain dividends, would be subject to tax as regular dividends to the extent of our earnings and profits.
 Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flow.
Even though we believe that we currently qualify for U.S. federal income tax purposes as a REIT, we may face tax liabilities that will reduce our cash flow, including taxes on any undistributed income, state or local income and property and transfer taxes, including real property transfer taxes.  In addition, we could, in certain circumstances, be required to pay an excise or penalty tax (which could be significant in amount) in order to utilize one or more relief provisions under the Code to maintain our qualification as a REIT.  Any of these taxes would decrease operating cash flow to our stockholders.  In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we  hold some of our assets and provide certain services to our tenants through one or more taxable REIT subsidiaries (“TRSs”), or other subsidiary corporations that will be subject to corporate-level income tax at regular corporate rates.  Any TRSs or other taxable corporations in which we invest will be subject to U.S. federal, state and local corporate taxes.  Furthermore, if we acquire appreciated assets from a corporation that is or has been a subchapter C corporation in a transaction in which the adjusted tax basis of such assets in the our hands is less than the fair market value of the assets, determined at the time we acquired such assets, and if we subsequently dispose of any such assets during the 5-year period (or with respect to certain prior years the 10-year period) following the acquisition of the assets from the C corporation, we will be subject to tax at the highest corporate tax rates on any gain from the disposition of such assets to the extent of the excess of the fair market value of the assets on the date that we acquired such assets over the basis of such assets on such date, which are referred to as built-in gains.  Payment of these taxes generally could materially and adversely affect our income, cash flow, results of operations, financial condition, liquidity and prospects, and could adversely affect the value of our common stock and the ability to make distributions to stockholders.
 To maintain our REIT qualification, we may be forced to borrow funds during unfavorable market conditions.
In order to maintain our REIT qualification and avoid the payment of income and excise taxes, we may need to borrow funds to meet the REIT distribution requirements even if the then prevailing market conditions are not favorable for these borrowings.  These borrowing needs could result from, among other things, timing differences between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments.  These sources, however, may not be available on favorable terms or at all.  Our access to third-party sources of capital depends on a number of factors, including the market’s perception of our growth potential, current debt levels, the per share trading price of our common stock, and our current and potential future earnings.  We cannot assure you that we will have access to such capital on favorable terms at the desired times, or at all, which may cause us to curtail investment activities and/or to dispose of assets at inopportune times, and could adversely affect our financial condition, results of operations, cash flows and our ability to pay distributions on, and the per share trading price of, our common stock.
 Failure to make required distributions would subject us to tax, which would reduce the operating cash flow available for distribution to stockholders.
Failure to make required distributions would subject us to tax, which would reduce the operating cash flow to our stockholders.  In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our net taxable income (excluding net capital gain). To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our net taxable income (including net capital gain), we would be subject to U.S. federal corporate income tax on our undistributed net taxable income.  In addition, we will incur a 4% non-deductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws.  Although we intend to distribute our net taxable income to our stockholders in a manner intended to satisfy the REIT 90% distribution requirement and to avoid the 4% non-deductible excise tax, it is possible that we, from time to time, may not have sufficient cash to distribute 100% of our net taxable income.  There may be timing differences between our actual receipt of cash and the inclusion of items in our income for U.S. federal income tax purposes.  Accordingly, there can be no assurance that we will be able to distribute net taxable income to stockholders in a manner that satisfies the REIT distribution requirements and avoids the 4% non-deductible excise tax.
 Complying with the REIT requirements may cause us to forgo and/or liquidate otherwise attractive investments.
To qualify as a REIT for U.S. federal tax purposes, we must continually satisfy various requirements concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders, and the ownership of shares.  Among other requirements, to qualify as a REIT, we must satisfy certain annual gross income tests and we must ensure that, at the end of each calendar quarter, at least 75% of the value of our total assets consists of cash, cash items, U.S. government securities and qualified real estate assets.  The remainder of our investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer (other than U.S. government securities, securities of corporations that are treated as TRSs and qualified real estate assets) or more than 10% of the total value of the outstanding securities of any one issuer (other than government securities, securities of corporations that are treated as TRSs and qualified real estate assets).  In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than U.S. government securities, securities of corporations that are treated as TRSs and qualified real estate assets), no more than 20% of the value of our total assets can be represented by securities of one or more TRSs and no more than 25% of the value of our assets can consist of debt instruments issued by publicly offered REITs that are not otherwise secured by real property.  If we fail to comply with these asset requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences.

To meet these tests, we may be required to take or forgo taking actions that we would otherwise consider advantageous.  For instance, in order to satisfy the gross income or asset tests applicable to REITs under the Code, we may be required to forgo investments that we otherwise would make.  Furthermore, we may be required to liquidate from our portfolio otherwise attractive investments.  In addition, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. These actions could reduce our income and amounts available for distribution to stockholders.  Thus, compliance with the REIT requirements may hinder our investment performance.
 We may be subject to a 100% tax on income from “prohibited transactions,” and this tax may limit our ability to sell assets or require us to restructure certain of our activities in order to avoid being subject to the tax.
We are subject to a 100% tax on any income from a prohibited transaction.  “Prohibited transactions” generally include sales or other dispositions of property (other than property treated as foreclosure property under the Code) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, either directly or indirectly through certain pass-through subsidiaries.  The characterization of an asset sale as a prohibited transaction depends on the particular facts and circumstances.
The 100% tax will not apply to gains from the sale of inventory that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.  We have sold items such as locks, boxes, and packing materials to tenants and third parties directly rather than through a TRS, and as a result could be liable for this tax with respect to these sales.  To the extent that we continue to sell such inventory items, other than through a TRS, we may be subject to this 100% tax.
 Our TRSs, will be subject to U.S. federal income tax and will be required to pay a 100% penalty tax on certain income or deductions if transactions with such TRSs are not conducted on arm’s length terms.
We conduct certain activities (such as selling packing supplies and locks and renting trucks or other moving equipment) through one or more TRSs.
A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS.  If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care properties, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT.  A TRS is subject to U.S. federal income tax as a regular C corporation.
No more than 20% of the value of a REIT’s total assets may consist of stock or securities of one or more TRSs. This requirement limits the extent to which we can conduct our activities through TRSs. The values of some of our assets, including assets that we hold through TRSs, may not be subject to precise determination, and values are subject to change in the future.  In addition, the Code imposes a 100% tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis.  We intend to structure transactions with any TRS on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above.  There can be no assurances, however, that we will be able to avoid application of the 100% tax.
 We may not have cash available to make distributions.
Our taxable income may exceed our cash flow for a year, which could necessitate our borrowing funds and/or subject us to tax, thus reducing the cash available for distribution to our stockholders.  We intend to make cash distributions each year sufficient to satisfy REIT distribution requirements and to avoid liability for the REIT excise tax.  There can be no assurance, however, that we will be able to do so.  Our taxable income may substantially exceed our net income as determined based on GAAP, as well as our cash flow, because, for example, realized capital losses will be deducted in determining GAAP net income but may not be deductible in computing taxable income or because we acquired assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets.  Under the recently enacted Tax Cuts and Jobs Act (“TCJA”), we generally will be required to recognize certain amounts in income no later than the time such amounts are reflected on our financial statements.  The application of this rule may require the accrual of income with respect to certain sources earlier than would be the case under the otherwise applicable tax rules, although the precise application of this rule is unclear at this time.

This rule generally will be effective for tax years beginning after December 31, 2017 but, for debt instruments issued with original issue discount, for tax years beginning after December 31, 2018.  Also, in certain circumstances our ability to deduct interest expenses for U.S. federal income tax purposes may be limited by provisions of the TCJA.  If the cash flow we generate in a particular year is less than our taxable income, we may be required to use cash reserves, incur short-term, or possibly long-term, debt or liquidate non-cash assets at rates or at times that are unfavorable in order to make the necessary distributions.
 Dividends paid by REITs generally do not qualify for the favorable tax rates available for some dividends.
The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. stockholders that are individuals, trusts and estates is 20%.  Dividends payable by REITs, however, are generally not eligible for these reduced qualified dividend rates.  However, for taxable years beginning after December 31, 2017 and before January 1, 2026, under the recently enacted TCJA, noncorporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income.  Although the reduced U.S. federal income tax rate applicable to qualified dividends from C corporations does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends, together with the recently reduced corporate tax rate (currently 21%), could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.  Dividends may also be subject to a 3.8% Medicare tax under certain circumstances.
 Our REIT qualification could be adversely affected by the REIT qualification of any REIT in which we hold an interest.
In connection with our conversion from a regulated investment company (a “RIC”) to a REIT, we disposed of the majority of our assets and acquired government securities and shares of publicly traded REITs.  As a result, the qualification of our as a REIT has depended on the REIT qualification of the publicly traded REITs in which we have invested. Furthermore, we may continue to hold interests in publicly traded REITs, and as a result our REIT qualification may continue to depend on the REIT qualification of any publicly traded REITs in which we continue to hold an interest. We do not generally independently investigate the REIT qualification of such REITs, but rather generally rely on statements made by such REITs in their public filings.  In the event that one or more of the publicly traded REITs in which we invested was not properly treated as a REIT for U.S. federal income tax purposes, or if our interests in these REITs were otherwise not treated as equity in a REIT for U.S. federal income tax purposes, it is possible that we may not have met certain of the REIT asset and income requirements, in which case we could have failed to qualify as a REIT.  Similarly, if we hold an interest in a publicly traded REIT in the future that fails to qualify as a REIT, such failure could adversely impact our REIT qualification.
 We could fail to qualify as a REIT if we have not distributed any earnings and profits attributable to a taxable year before we elected to be taxed as a REIT.
A corporation does not qualify as a REIT for a given taxable year if, as of the final day of the taxable year, the corporation has any undistributed earnings and profits that accumulated during a period that the corporation was not treated as a REIT.  Because we were not treated as a REIT for our entire existence (such period prior to our election to be taxed as a REIT, the “Pre-REIT period”), it is possible that we could have undistributed earnings and profits from the Pre-REIT period, in which case we would be required to pay a deficiency dividend in order to comply with this requirement or could fail to qualify as a REIT.  We believe that, since December 31, 2013, we have not had any earnings and profits accumulated from the Pre-REIT period because all such earnings and profits were distributed prior to December 31, 2013.  In particular, prior to December 31, 2013, we believe that we qualified as a RIC for U.S. federal income tax purposes, and as a RIC, we distributed our earnings on an annual basis in order to avoid being subject to U.S. federal income tax on our undistributed earnings.  However, if it is determined that we have accumulated earnings and profits from the Pre-REIT period, we could be required to pay a deficiency dividend to stockholders after the relevant determination in order to maintain our qualification as a REIT, or we could fail to qualify as a REIT.

 We may not have satisfied requirements related to the ownership of our outstanding stock, which could cause us to fail to qualify as a REIT.
In order to qualify as a REIT, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, through the application of certain attribution rules under the Code, by five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year other than the first taxable year during which we qualified as a REIT (the “5/50 Test”).  Prior to October 20, 2017, our charter did not contain customary REIT ownership restrictions and therefore did not ensure that we satisfied the 5/50 Test.  Effective as of October 20, 2017, our charter was revised to include, among other things, certain customary ownership limitations that prohibit, among other limitations, any person from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding share of our common stock or all classes and series of our capital stock.  These provisions are intended to assist us in satisfying the 5/50 Test.  With respect to the period between January 1, 2013 and October 20, 2017, we monitored purchases and transfers of shares of our common stock by regularly reviewing, among other things, ownership filings required by the federal securities laws to monitor the beneficial ownership of our shares in an attempt to ensure that we met the 5/50 Test.  However, the attribution rules under the Code are broad, and we may not have had the information necessary to ascertain with certainty whether or not we satisfied the 5/50 Test during such period.  As a result, no assurance can be provided that we satisfied the 5/50 Test during such period.  If it were determined that we failed to satisfy the 5/50 Test, we could fail to qualify as a REIT or, assuming we qualify for a statutory relief provision under the Code, be required to pay a penalty tax.
 Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.
The REIT provisions of the Code may limit our ability to hedge our assets and operations.  Under these provisions, any income that we generate from transactions intended to hedge interest rate risk will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if (i) the instrument (a) hedges interest rate risk on liabilities used to carry or acquire real estate assets or (b) hedges an instrument described in clause (a) for a period following the extinguishment of the liability or the disposition of the asset that was previously hedged by the hedged instrument, and (ii) the relevant instrument is properly identified under applicable Treasury regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests.  As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS.  This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.  In addition, losses in our TRS will generally not provide any tax benefit, except for being carried back or forward against past or future taxable income in the TRS.
 Legislative or regulatory tax changes related to REITs could materially and adversely affect our business.
The U.S. federal income tax laws and regulations governing REITs and their stockholders, as well as the administrative interpretations of those laws and regulations, are constantly under review and may be changed at any time, possibly with retroactive effect.  No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted.  Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our common stock.  In addition, the newly enacted TCJA, which was signed into law on December 22, 2017, significantly changes U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders, and may lessen the relative competitive advantage of operating as a REIT rather than as a C corporation.
 Risks Related to Our Common Stock
 The future sales of shares of our common stock may depress the price of our common stock and dilute stockholders’ beneficial ownership.
We cannot predict whether future issuances of shares of our common stock or the availability of shares of our common stock for resale in the open market will decrease the market price of our common stock.  Any sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur, may cause the market price of our common stock to decline.  In addition, future issuances of our common stock may be dilutive to existing stockholders.
 Any future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.
In the future, we may increase our capital resources by making offerings of debt or preferred equity securities, including trust preferred securities, senior or subordinated notes and preferred stock.  Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock.  Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.  Holders of our common stock are not entitled to preemptive rights or other protections against dilution.  Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.  Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.
The market price and trading volume of our common stock may vary substantially.
Our common stock is listed on NASDAQ under the symbol “SELF.”  The stock markets, including NASDAQ, have experienced significant price and volume fluctuations over the past several years.  As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects.  Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.
Some of the factors that could negatively affect the market price of our common stock include:
•	our actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects;
•	actual or perceived conflicts of interest with our directors, officers and employees;
•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;
•	the impact of accounting principles and policies on our financial positions and results;
•	publication of research reports about us or the real estate industry;
•	changes in market valuations of similar companies;
•	adverse market reaction to any increased indebtedness we may incur in the future;
•	additions to or departures of our key personnel;
•	speculation in the press or investment community;
•	our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;
•	increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock and would result in increased interest expenses on our debt;
•	failure to maintain our REIT qualification or exclusion from registration under the Investment Company Act of 1940, as amended;
•	price and volume fluctuations in the stock market generally; and

•	general market and economic conditions, including the current state of the credit and capital markets.
Market factors unrelated to our performance could also negatively impact the market price of our common stock.  One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates.  If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest.  As a result, interest rate fluctuations and conditions in capital markets can affect the market value of our common stock.  For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

FORWARD-LOOKING STATEMENTS
Certain information presented in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995.  Forward looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information.  In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” or “anticipates” or the negative of such terms or other comparable terminology, or by discussions of strategy.  All forward-looking statements by the company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the company, which may cause the company’s actual results to be materially different from those expressed or implied by such statements.  We may also make additional forward-looking statements from time to time.  All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.  All forward-looking statements, including without limitation, management’s examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved.
All forward looking statements apply only as of the date made.  Except as may be required by law, we undertake no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this prospectus.
There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this prospectus.  Any forward-looking statements should be considered in light of the risks referenced in “Risk Factors” beginning on page 3 of this prospectus and in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017 and in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus and any accompanying prospectus supplement.  Such factors include, but are not limited to:
•
general risks associated with the ownership and operation of real estate, including changes in demand, risks related to development of self-storage properties, potential liability for environmental contamination, natural disasters and adverse changes in tax, real estate and zoning laws and regulations;

•	risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers;
•	the impact of competition from new and existing self-storage and commercial properties and other storage alternatives;
•	difficulties in our ability to successfully evaluate, finance, integrate into our existing operations, and manage acquired and developed properties;
•	risks related to our development of new properties and/or participation in joint ventures;
•	risks of ongoing litigation and other legal and regulatory actions, which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business;
•
the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing the environment, taxes and our tenant reinsurance business and REITs, and risks related to the impact of new laws and regulations;

•	risk of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to intercompany transactions with our taxable REIT subsidiaries;
•	changes in federal or state tax laws related to the taxation of REITs, which could impact our status as a REIT;
•	increases in taxes, fees and assessments from state and local jurisdictions;
•	security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships;
•	our ability to obtain and maintain financing arrangements on favorable terms;
•	market trends in our industry, interest rates, the debt and lending markets or the general economy;
•	the timing of acquisitions and our ability to execute on our acquisition pipeline;
•	general volatility of the securities markets in which we participate;
•	changes in the value of our assets;
•	changes in interest rates and the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•	our ability to continue to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;
•	availability of qualified personnel;
•	difficulties in raising capital at a reasonable cost;
•	estimates relating to our ability to make distributions to our stockholders in the future; and
•	economic uncertainty due to the impact of terrorism or war.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities pursuant to this prospectus and any accompanying prospectus supplement or any free writing prospectus to acquire or develop additional assets, repay indebtedness or for general corporate purposes and working capital.  Further details regarding the use of proceeds from the sale of specific securities will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents.  Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.  Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.
Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law.  Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NASDAQ or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods.  Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.
Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices.  We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement.  In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.  Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement.  If indicated in the applicable prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date.  Institutions with which it may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act.  Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make.  Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you as to the liquidity of the trading market for any such securities.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the material terms of the common stock, preferred stock, depositary shares, warrants and rights that we may offer and sell from time to time.  These summary descriptions are not meant to be complete descriptions of each security.  The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Maryland law and our articles of amendment and restatement (“our charter”) and second amended and restated bylaws (“our bylaws”).  See “Where You Can Find More Information.”
Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share.  Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval.  As of September 30, 2018, 7,692,624 shares of common stock were issued and outstanding.  Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.
Power to Reclassify Our Unissued Shares of Common Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock.  Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.  Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that may have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.  No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.
Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock
We believe the power of our board of directors to amend our charter from time to time to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.  The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that may, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  In addition, no more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (other than the first year for which an election to be a REIT has been made).  To qualify as a REIT, we must satisfy other requirements as well.  See “U.S. Federal Income Tax Considerations—Requirements for Qualification—General.”
Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock.  The relevant sections of our charter provide that no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the common stock ownership limit), or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (the aggregate stock ownership limit).  We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.”  A person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or be deemed to beneficially own, by virtue of the applicable constructive ownership provisions of the Code, shares of our stock and/or, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock is referred to as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity.  As a result, the acquisition of less than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes or series of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own shares constructively in excess of the ownership limits.
Our board of directors may, in its sole and absolute discretion and subject to the receipt of such certain representations, covenants and undertakings deemed reasonably necessary by the board, prospectively or retroactively, exempt a person from the ownership limits and establish an excepted holder limit for such person.  However, our board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT.  In order to be considered by the board of directors for exemption, a person also must provide our board of directors with information and undertakings requested by our board of directors that such person does not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own beneficially or constructively more than a 9.9% interest in the tenant unless the amount of income derived by us from such tenant would not adversely affect our ability to qualify as a REIT.  The person seeking an exemption must provide representations and undertakings to the satisfaction of our board of directors that it will not violate these restrictions.  The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation.  As a condition of its waiver, our board of directors may require an opinion of counsel or the IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.
In connection with the waiver of the ownership limits, creating an excepted holder limit or at any other time, our board of directors may, in its sole and absolute discretion, from time to time increase or decrease the ownership limits subject to the restrictions in the paragraph above; provided, however, that the ownership limits may not be decreased or increased if, after giving effect to such decrease or increase, five or fewer persons could own or beneficially own in the aggregate, more than 49.9% in value of our shares then outstanding.  Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.  Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our common stock or stock of all classes and series, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.
Our charter further prohibits:
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any person from beneficially or constructively owning (taking into account applicable attribution rules under the Code) shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, without limitation, any person beneficially or constructively owning shares of our stock that would result in us owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and

•
any person from transferring our shares of stock if such transfer would result in our shares of stock being beneficially owned by fewer than 100 persons (determined, as a general matter, without reference to any attribution rules).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the foregoing restrictions on ownership and transfer will be required to give written notice immediately to us (or, in the case of a proposed or attempted acquisition, at least 15 days prior written notice to us) and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares.  In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then generally that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares.  The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust.  Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for the benefit of the charitable beneficiary of the trust.  If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits, or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT or the ownership and transfer restrictions described above, then our charter provides that the transfer of the shares will be null and void.
Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported sales price reported on NASDAQ (or other applicable exchange) at the time of the gift, devise or other such transaction) and (ii) the market price on the date we, or our designee, accepts such offer.  We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner, but the trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee.  To the extent the prohibited owner would receive an amount for such shares that exceeds the amount that such prohibited owner would have been entitled to receive had the trustee sold the shares held in the trust to a third party, such excess shall be retained by the trustee for the benefit of the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, use best efforts to sell the shares to a person designated by the trustee who could own the shares without violating the ownership limitations set forth in the charter.  Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported sales price reported on NASDAQ (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares.  The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee.  Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust and any dividend or other distribution paid to trustee shall be held in trust for the charitable beneficiary.  In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand.  The prohibited owner has no rights in the shares held by the trustee.
The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner.  Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust.  These rights will be exercised for the exclusive benefit of the beneficiary of the trust.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.  Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and
•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.
However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
In addition, if our board of directors determine that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially or constructively owns and a description of the manner in which the shares are held.  Each such owner must provide us with such additional information as we may request in order to determine the effect of the stockholder’s beneficial or constructive ownership on our qualification as a REIT and to ensure compliance with the ownership limits.  In addition, each stockholder must provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates, or written statements of information delivered in lieu of certificates, representing shares of our stock will bear a legend referring to the restrictions described above.
These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to qualify as a REIT or that compliance with such provisions is no longer required for REIT qualification.
These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF COMMON STOCK
The following is a summary of the material terms of our shares of common stock.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL, our charter and bylaws.  See “Where You Can Find More Information.”
Common Stock
All shares of common stock issued and outstanding are fully paid and nonassessable.  Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of common stock are entitled to receive distributions on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each outstanding share of common stock entitles the holder thereof to one vote on all matters on which the stockholders of common stock are entitled to vote, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will vote together as a single class and will possess the exclusive voting power.  Unless nominations of all nominees for director are approved by a majority of the Continuing Directors (as defined below), the affirmative vote of the holders of at least two-thirds of the outstanding shares of all classes of voting stock, voting together, is required to elect a director.  If the nominations of all nominees for director are approved by a majority of the Continuing Directors, a plurality of all votes cast at a meeting at which a quorum is present is sufficient.  “Continuing Director” means (i) each of Russell E. Burke III, George B. Langa, Mark C. Winmill, Thomas B. Winmill and William C. Zachary (“Current Directors”), (ii) directors whose nomination for election by our stockholders or by the directors to fill vacancies is approved by a majority of the Current Directors then serving or (iii) any successor directors whose nomination for election by the stockholders or by the directors to fill vacancies is approved by a majority of the Continuing Directors or the successor Continuing Directors then in office.
Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any such classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.  Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as otherwise provided in our charter, shares of common stock will have equal distribution, liquidation and other rights.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter.  Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the vote required to amend certain provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.
Transfer Agent and Registrar
The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK
General
Our charter provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share.  As of September 30, 2018, we had no outstanding shares of preferred stock.
Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities.  The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate.  The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws setting forth the terms of a class or series of preferred stock.  The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock.  Although our board of directors does not have this intention at the present time, it or a duly authorized committee could establish another class or series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.
Terms
Subject to the limitations prescribed by our charter, our board of directors is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock.  Our board of directors may fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.
Reference is made to the applicable prospectus supplement relating to the class or series of preferred stock offered thereby for the specific terms thereof, including:
•	the designation of the class or series of preferred stock;
•	the number of shares of preferred stock of the class or series, the liquidation preference of the shares of preferred stock and the offering price of the shares of preferred stock;
•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the class or series of preferred stock;
•	the date from which dividends on the class or series of preferred stock shall accumulate, if applicable;
•	the procedures for any auction and remarketing, if any, for the class or series of preferred stock;
•	the provision for a sinking fund, if any, for the class or series of preferred stock;
•	the provisions for redemption, if applicable, of the class or series of preferred stock;
•	any listing of the preferred stock on any securities exchange;
•
the terms and conditions, if applicable, upon which the class or series of preferred stock may or will be convertible into our common stock or other securities, including the conversion price or manner of calculation thereof;

•	the relative ranking and preferences of the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•	whether interests in the preferred stock will be represented by depositary shares;

•	any additional limitations on ownership and restrictions on transfer of the class or series of preferred stock;
•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the class or series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and
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any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Maryland law or material U.S. federal income tax considerations applicable to the preferred stock.
Transfer Agent and Registrar
We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer depositary shares that will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights).  The applicable fraction will be specified in a prospectus supplement.  The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts as specified in the applicable prospectus supplement.  Depositary receipts will be delivered to those persons purchasing depositary shares in the offering.  The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.  Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.  We will file with the SEC any executed deposit agreement and form of depositary receipt.
The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the articles supplementary for the applicable class or series of preferred stock.  While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives.  If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock.  If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting.  The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the shares of preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference
Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock represented by the depositary share.
Conversion
If shares of a class or series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class or series of preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares.  No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the shares of preferred stock to which they relate, except as required to comply with law.  We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates.  Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares.  A deposit agreement will automatically terminate if:
•	all outstanding depositary shares to which it relates have been redeemed or converted; or
•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the class or series of preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.
Reference is made to the prospectus supplement relating to the depositary shares offered thereby for the specific terms thereof, including, but not limited to, a discussion of U.S. federal income tax considerations applicable to the depositary shares.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock or depositary shares or attached to, or separate from, such securities.  We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.  We will file with the SEC any executed warrant agreement and form of warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders.  The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement.  Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the type and number of securities purchasable upon exercise of such warrants;
•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;
•	the date, if any, on and after which such warrants and the related securities will be separately transferable;
•	the price at which each security purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution protection;
•	a discussion of certain U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.
Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of shares of common stock, preferred stock or depositary shares purchasable upon such exercise may be entitled.
Each warrant will entitle the holder to purchase for cash such number of shares of common stock, preferred stock or depositary shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby.  After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.
Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise.  If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS
We may issue rights to our stockholders to purchase shares of common stock or preferred stock.  Each series of rights may be issued under a separate agreement to be entered into between us and a bank or trust company, as subscription agent, or in a similar capacity, all as set forth in the prospectus supplement relating to the particular issue of rights.  Such agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.  We will file with the SEC any material agreements or rights certificates relating to each series of rights.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:
•	the date for determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of such rights and the exercise price;
•	the designation and terms of the class or series of preferred stock, if any, purchasable upon exercise of such rights;
•	the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which such rights may be transferable separately;
•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;
•	any special U.S. federal income tax consequences; and
•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.
The description in any accompanying prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or related agreements, if applicable, which will be filed with the SEC if we offer rights.  For more information on how you can obtain copies of any rights certificate or related material agreements if we offer rights, see “Where You Can Find More Information” in this prospectus.  We urge you to read the applicable rights certificate, the applicable material agreements, if any, and any applicable prospectus supplement in their entirety.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and bylaws.  Copies of our charter and bylaws are filed with the SEC, which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”
Our Board of Directors
Our charter and bylaws provide that the number of directors we have may be established by our board of directors but that the number may not be less than the minimum number required by the MGCL.  Our bylaws further provide that the number of directors may not be more than 15.  Our charter and bylaws currently provide that, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.
Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies.  Holders of shares of common stock will have no right to cumulative voting in the election of directors.  Unless nominations of all nominees for director are approved by a majority of the Continuing Directors (as defined below), the affirmative vote of the holders of at least two-thirds of the outstanding shares of all classes of voting stock, voting together, is required to elect a director.  If the nominations of all nominees for director are approved by a majority of the Continuing Directors, a plurality of all votes cast at a meeting at which a quorum is present is sufficient.  For the definition of Continuing Directors, see “Description of Common Stock—Common Stock.”
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director or the entire board of directors may be removed only for cause and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.  Cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.  A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.  Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above.  As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.
We cannot assure you our board of directors will not opt to be subject to such business combination provisions in the future.  However, an alteration or repeal of the resolution described above will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.  If our board of directors opts back into the business combination statute, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition; (ii) an officer of the corporation; or (iii) an employee of the corporation who is also a director of the corporation.  “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more of all voting power.  Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation.  A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, the date of the last control share acquisition by the acquirer.  If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock.  There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) vest in our board of directors the exclusive power to fix the number of directors, (b) require, unless called by the chairman of the board, president or board of directors, the request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter, and (c) require the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors to remove a director.  Pursuant to Subtitle 8, we have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.
Stockholder Rights Plan
We do not have a stockholders’ rights plan.
Meetings of Stockholders
Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually at a date, time and place set by our board of directors.  The chairman of our board of directors, president or our board of directors may call a special meeting of our stockholders.  Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on any matter that may be properly considered at a meeting of stockholders and upon obtaining the information required in our bylaws.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, other state courts of the State of

Maryland or, if no state court located within the State of Maryland has jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, is the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees us or our stockholders; (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our charter or bylaws; or (v) any action asserting a claim against us or any or any of our directors or officers or other employees that is governed by the internal affairs doctrine.  Our bylaws further provide that, if any such action is filed in a court other than a court located within the State of Maryland in the name of any stockholder, such stockholder will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Maryland in connection with any action brought in any such court to enforce the relevant provision in our bylaws and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel as agent for such stockholder.
Amendments to Our Charter and Bylaws
Except for amendments to the provisions of our charter relating to the removal of directors and the vote required to amend certain provisions (each of which must be advised by our board of directors and approved by the affirmative vote of the stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only with the approval of our board of directors and the affirmative vote of the stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.  However, our board of directors, without stockholder approval, has the power under our charter to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares.  See “Description of Securities—Power to Reclassify Our Unissued Shares of Common Stock” and “Description of Securities—Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock.”
Except as otherwise expressly provided in our bylaws, our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Dissolution of Our Company
The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice provisions set forth in our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting.  Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.  Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders, including restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals.  Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, if we were to opt into the business combination provisions of the MGCL, or if we were to elect to be subject to a classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Interested Director and Executive Officer Transactions
Our bylaws provide that a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:
•
the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board, and our board or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•
the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or

•	the contract or transaction is fair and reasonable to us.
Indemnification and Limitation of Directors’ and Executive Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action.  Our charter contains such a provision and eliminates the liability of our directors and executive officers to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity.  The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation, in which the director or officer was adjudged liable to the corporation or in any proceeding charging improper personal benefit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received.  A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made, or threatened to be made, a party to or witness in the proceeding by reason of his or her service in that capacity; or
•
any individual who, while a director or executive officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any individual who served any predecessor of our company in a similar capacity, who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in such capacity, as well as to any employee or agent of our company or a predecessor of our company.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership, and disposition of our common stock.  For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “the company,” “we,” “our” and “us” mean only Global Self Storage, Inc., and not its subsidiaries or other lower-tier entities, except as otherwise indicated and references to a REIT are to an entity treated as a real estate investment trust for U.S. federal income tax purposes.  You are urged to both review the following discussion and to consult your tax advisor to determine the effects of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.
This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.  No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary.  This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements.  This summary does not address any U.S. federal estate or gift tax consequences, the alternative minimum tax, or any state, local, or non-U.S. tax consequences.  This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances, or to stockholders subject to special tax rules, such as:
•	U.S. expatriates;
•	persons who mark-to-market our common stock;
•	subchapter S corporations;
•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	RICs;
•	REITs;
•	holders who receive our common stock through the exercise of employee share options or otherwise as compensation;
•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons subject to the alternative minimum tax provisions of the Code;
•	persons holding their interest through a partnership or similar pass-through entity;
•	persons holding a 10% or more (by vote or value) beneficial interest in us;
and, except to the extent discussed below:

•	tax-exempt organizations; and
•	non-U.S. stockholders (as defined below).
This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes, which generally means as property held for investment.
THE U.S. FEDERAL INCOME TAX TREATMENT OF US AND HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.  IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES.  YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.
Taxation of Our Company
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2013.  We believe that we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2013, and we intend to continue to be organized and to operate in this manner.
The law firm of Clifford Chance US LLP has acted as our counsel in connection with the filing of this registration statement.  We will receive an opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.  It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions and limitations relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this registration statement are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this registration statement.  Additionally, the opinion of Clifford Chance US LLP will be conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and will assume that such representations and covenants are accurate and complete and that we will take no action inconsistent with such representations and covenants.  While we believe that we have been organized and operated and intend to continue to be organized and to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we have in fact qualified or will so qualify for any particular year.  In addition, the company has held and may continue to hold investments in other publicly traded REITs, and the opinion of Clifford Chance US LLP will assume that such REITs have qualified as REITs and our interests in these REITs were treated as equity in a REIT for U.S. federal income tax purposes during all relevant periods.  If any such publicly traded REIT fails to qualify as a REIT or if our interests in these REITs were otherwise not treated as equity in a REIT for U.S. federal income tax purposes with respect to any period during which the company holds or has held shares of such REIT, the company’s ability to satisfy the REIT requirements could be adversely affected.  The Clifford Chance US LLP opinion will be based on the Code, the regulations promulgated thereunder, and judicial and administrative interpretations thereof existing and in effect as of the date of the opinion, all of which are subject to change, and such change could be applied retroactively. No assurance can be given that the conclusions in the opinion will not be adversely affected by subsequent changes in applicable law or interpretations thereof.  Clifford Chance US LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law.  You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions or that a court will not sustain such a challenge.  In addition, Clifford Chance US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.
Our qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code.  In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest.  Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and income tests during such year, some of which depend upon the fair market values of assets directly or indirectly owned by us.  Such values may not be susceptible to a precise determination.  Accordingly, no assurance can be given that the actual results of our operations for any taxable year have satisfied or will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT for a particular year depend upon our ability to meet, on a continuing basis during such year, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code.  The material qualification requirements are summarized below under “—Requirements for Qualification—General.”  While we intend to be organized and to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future.  See “—Failure to Qualify.”
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that we currently distribute to our stockholders.  This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a C corporation.  A “C corporation” is a corporation that generally is required to pay tax at the corporate level.  Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed.  Income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.
U.S. stockholders (as defined below) who are individuals, trusts and estates are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends.  With limited exceptions, however, dividends received by non-corporate U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which are as high as 37% through taxable years ending in 2025 and 39.6% thereafter; however, individuals, trusts, and estates that own stock in REITs are generally permitted to deduct up to 20% of dividends received on such stock, generally resulting in an effective maximum U.S. federal income tax rate of 29.6% on such dividends (through taxable years ending in 2025).  Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.  See “—Taxation of Stockholders.”
Even if we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal income tax as follows:
•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.
•	For taxable years prior to 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.
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Net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, is subject to a 100% tax.  See “—Requirements for Qualification—General—Prohibited Transactions,” and “—Requirements for Qualification—General—Foreclosure Property,” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (“required distribution”), we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which U.S. federal income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of its stockholders, as described below in “—Requirements for Qualification—General.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants and/or SSG TRS LLC (“SSG TRS”) or any other TRSs, if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire any asset from a corporation that is not a REIT, a RIC or a corporation taxable under subchapter S of the Code (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the asset in our hands is less than the fair market value of the asset, determined as of the date on which we acquired the asset, or we hold any asset currently and held it at a time when we were not treated as a REIT, and in each case we subsequently recognize gain on the disposition of the asset during the 5-year period (or with respect to certain prior years the 10-year period) beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset.  The results described in the preceding sentence could occur if we failed to qualify as a REIT (and, thus, were treated as a subchapter C corporation) or were otherwise treated as a C corporation for a prior year and then re-qualified as a REIT in a later year, in which case the appreciation would be measured as of the beginning of the year in which we first re-qualified as a REIT.  Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is excluded from the application of this built-in gains tax.

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We may elect to retain and pay income tax on our net long-term capital gain.  In that case, each stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in shares of our common stock.  Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

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We own all of the membership interests in SSG TRS, which is a subchapter C corporation subject to U.S. federal income tax on its earnings, and we may own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal, state and local corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, transfer, franchise, property, excise and other taxes.  We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification—General
The Code defines a REIT as a corporation, trust or association:
(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;
(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and
(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.
The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.  Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made.
We believe that we have issued common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above.  Our charter currently provides certain customary restrictions regarding the ownership and transfer of shares of our stock, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.  These restrictions include an ownership limitation that prohibits any person from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding share of our common stock or all classes and series of our capital stock.  However, prior to October 20, 2017, our charter did not contain such ownership restrictions and therefore did not ensure that we satisfied the 5/50 Test.  With respect to the period between January 1, 2013 and October 20, 2017, we monitored purchases and transfers of shares of our common stock by regularly reviewing, among other things, ownership filings required by the federal securities laws to monitor the beneficial ownership of our shares in an attempt to ensure that we met the 5/50 Test.  However, the attribution rules under the Code are broad, and we may not have had the information necessary to ascertain with certainty whether or not we satisfied the 5/50 Test during such period.  As a result, no assurance can be provided that we satisfied the 5/50 Test during such period.  If it were determined that we failed to satisfy the 5/50 Test, we could fail to qualify as a REIT, or assuming we qualify for a statutory relief provision under the Code, be required to pay a penalty tax.  See “—Failure to Qualify.”  For purposes of the 5/50 Test, an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust.
To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares.  To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us).  A list of those persons failing or refusing to comply with this demand must be maintained as part of our records.  Failure by us to comply with these record-keeping requirements could subject us to monetary penalties.  In the past, we have not sent written demands for certain years to the record holders of significant percentages of our common stock and therefore we may owe a penalty as a result of such failure.  If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition.  A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year.  We satisfy this requirement.  Furthermore, a corporation does not qualify as a REIT for a given taxable year if, as of the final day of the taxable year, the corporation has any undistributed earnings and profits that accumulated during a period that the corporation was not treated as a REIT.  Although we have not always been treated as a REIT, because for all taxable years prior to our first taxable year as a REIT we believe that we distributed 100% of our earnings and profits from such years, we believe that we do not have any undistributed earnings and profits that accumulated during a period that the corporation was not treated as a REIT.  Accordingly, we believe that we have complied with this requirement.  If it is determined that we have accumulated earnings and profits from any year preceding the year that we first qualified as a REIT, we could be required to pay a deficiency dividend to stockholders after the relevant determination in order to maintain our qualification as a REIT, or we could fail to qualify as a REIT.
Effect of Subsidiary Entities
Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership (references herein to “partnership” include limited liability companies that are classified as partnerships for U.S. federal income tax purposes), Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below.  However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Code.  In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT.  Thus, our proportionate share of the assets and items of income of any partnerships in which we own an equity interest (including such partnership’s share of these items of other partnerships in which it owns an equity interest), is treated as our assets and items of income for purposes of applying the REIT requirements described below.  Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.  A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries.  If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below.  A qualified REIT subsidiary is any corporation, other than a TRS, as described below under “—Taxable REIT Subsidiaries,” that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two.  Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests.  Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes.  Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation.  Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation.  See “—Asset Tests” and “—Gross Income Tests.”
Taxable REIT Subsidiaries.  A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS.  The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes.  Accordingly, such an entity would generally be subject to corporate U.S. federal, state and local income or franchise taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders.
We have jointly elected with SSG TRS, for SSG TRS to be treated as a TRS.  This allows SSG TRS to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.  A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns.  Rather, the shares issued by the subsidiary are an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary.  This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.  Because a REIT does not include the assets and income of such subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as management fees or fees for certain non-customary services to tenants of the REIT).  If dividends are paid to us by SSG TRS or one or more other TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates may be eligible for taxation at the preferential tax rates applicable to qualified dividend income rather than at ordinary income rates.  See “Taxation of Stockholders—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation.  If amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.
Rents received by us that include amounts for services furnished by a TRS to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code.  Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.

We intend to structure transactions with SSG TRS and any other TRS on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above.  There can be no assurances, however, that we will be able to avoid application of the 100% tax.
We expect to hold certain assets directly or indirectly in SSG TRS or one or more other TRSs.  We may conduct certain activities (such as selling packing supplies and locks) through such TRSs.  We are subject to the limitation that securities in TRSs may not represent more than 20% of a REIT’s assets.  There can be no assurance that we will at all times be able to continue to comply with such limitation.
Gross Income Tests
In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests.  First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gain from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gains with regard to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments.  Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, including any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.
Rents received by us will qualify as “rents from real property” in satisfying the 75% gross income test described above only if several conditions are met, including the following.  The rent must not be based in whole or in part on the income or profits of any person.  However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of receipts or sales, or being based on the net income or profits of a tenant which derives substantially all of its income with respect to such property from the subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property if earned directly by us.  If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease for the taxable year.  Moreover, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS, as discussed below.  We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property.  In addition, we may directly or indirectly provide non-customary services to tenants of our properties if the gross income from such services does not exceed 1% of the total gross income from the property for the relevant taxable year.  In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the rents from treatment as rents from real property.  If, however, the gross income from such non-customary services exceeds the 1% threshold, none of the gross income from the property for the relevant taxable year is treated as rents from real property.  For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.  Moreover, we are permitted to provide services to tenants through a TRS without disqualifying the rental income received from tenants as rents from real property.  Also, rental income will qualify as rents from real property only to the extent that we do not directly or indirectly (through application of certain constructive ownership rules) own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.  However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.  We do not believe that we have owned an interest in any tenant that has prevented rental income from the tenant from qualifying as rents from real property under the above rules.  However, it is possible that the constructive ownership rules could cause us to be treated as owning an interest in a tenant, for example if one of our stockholders held shares of our stock above certain thresholds and also held an ownership interests in a tenant that exceeded the thresholds described above, which could adversely impact our qualification as a REIT.
Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we do not intend to:
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charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

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rent any property to a related party tenant, including a TRS, unless the rent from the lease to the TRS would qualify for the special exception from the related party tenant rule applicable to certain leases with a TRS;

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derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•	directly perform services considered to be noncustomary or rendered to the occupant of the property.
As noted above, we may conduct certain activities that do not generate qualifying income.  We expect that such activities will be conducted through SSG TRS or one or more other TRSs unless any nonqualifying income from such activities would be de minimis.  In addition, we have provided and may continue to provide certain other tenant services, such as access to insurance, through third-party contractors.  We believe that these services have been provided through independent contractors meeting the applicable requirements, and as a result that these services do not cause our rental income to be characterized as other than rents from real property for purposes of the REIT gross income tests.  However, no assurance can be provided that the IRS would agree with this characterization.  If the IRS were to successfully challenge our characterization of these services, our qualification as a REIT could be adversely impacted.  In addition, we have provided services to tenants at certain of our properties directly, rather than through a TRS or independent contractor, including services that are not usually or customarily rendered in connection with the rental of space for occupancy only.  We believe that the income from these non-customary services (including the deemed income determined based on the direct costs of providing the services as described above) has not exceeded 1% of the total gross income from the relevant properties in the relevant taxable years.  However, there is limited guidance regarding what items are included as direct costs for the purposes of this test.  If the IRS were to successfully assert that our income from these services exceeded the 1% threshold described above, we could fail to qualify as a REIT.
We may directly or indirectly receive distributions from any TRSs or other corporations that are not REITs or qualified REIT subsidiaries.  These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation.  Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.
We may from time to time need to make distributions from a TRS in order to keep the value of the securities that we hold in our TRSs below 20% (25% for taxable years prior to 2018) of our total assets.  See “—Asset Tests.”  While we will monitor our compliance with these income test and asset tests and intend to conduct our affairs so as to comply with them, they may at times be in conflict with one another.  For example, it is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of TRS securities below 20% of our assets, but may be unable to do so without violating the 75% gross income test.  Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for REIT qualification, there can be no assurance that we will be able to comply with these tests in all market conditions.

Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.  As described above, we have held and may continue to hold interests in certain publicly traded REITs.  We do not generally independently investigate the REIT qualification of such REITs, but rather generally rely on statements made by such REITs in their public filings.  In the event that one or more of the publicly traded REITs in which we invest was not properly treated as a REIT for U.S. federal income tax purposes, any distributions received from such company would be qualifying income for purposes of the 95% gross income test but not the 75% gross income test, which could adversely impact our ability to qualify as a REIT.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property.  If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property.  For taxable years beginning after December 31, 2015, if a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, interest on the loan is treated as interest paid on a loan secured solely by the real property for purposes of these rules.  Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities.  Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments.  Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which we clearly identify as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (3) primarily to manage risk with respect to a hedging transaction described in clause (1) or (2) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, provided, in each case, that the hedging transaction is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test.  To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests.  We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure compliance with the gross income tests.  If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code.  These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the applicable gross income test in a schedule for the taxable year filed in accordance with the Treasury Regulations.  It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances.  If we fail to satisfy one or both of the gross income tests and these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT.  As discussed above under “—Taxation of Our Company” and “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.
Asset Tests
At the close of each calendar quarter we must also satisfy five tests relating to the nature of our assets.  First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital.  For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, interests in mortgages secured by real property or by interests in real property, certain kinds of mortgage-backed securities and mortgage loans, and, for taxable years beginning after 2015, debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value securing such mortgage, and personal property to the extent income from such personal property is treated as “rents from real property” because the personal property is rented in connection with a rental of real property and constitutes less than 15% of the aggregate property rented.  Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.  Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.  Fourth, the aggregate value of all securities of any TRSs held by us may not exceed 20% (25% for taxable years prior to 2018) of the value of our total assets.  Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.
The 5% and 10% asset tests described above do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above.  The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT.  In addition, for purposes of applying the 10% value test, (1) a REIT’s interest as a partner in a partnership is not considered a security issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.  For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries,” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partners).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer.  If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.  If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.  We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis.  There can be no assurance, however, that we will be successful in this effort.
Moreover, the values of some of our assets, including the securities of SSG TRS and any other TRSs, or other nonpublicly traded investments, may not be susceptible to a precise determination and are subject to change in the future.  Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.  Accordingly, there can be no assurance that the IRS will not successfully contend that our assets do not meet the requirements of the REIT asset tests.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period.  Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10 million and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued.  For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
We believe that our holdings of securities and other assets comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis.  There can be no assurance, however, that we will be successful in this effort.  In particular, in prior years our satisfaction of the 75% gross asset test described above was based in part on our ownership of stock of certain publicly traded REITs.  Although we are not aware of any failure, if one or more of those REITs was not properly treated as a REIT for U.S. federal income tax purposes, such treatment could have caused us to fail the 75% gross asset test.  As described above, we have held and may continue to hold interests in certain publicly traded REITs.  We do not generally independently investigate the REIT qualification of such REITs, but rather generally rely on statements made by such REITs in their public filings.  In the event that one or more of the publicly traded REITs in which we invest was not properly treated as a REIT for U.S. federal income tax purposes, the shares of such company would not constitute a qualifying asset for purposes of the 75% gross asset test, in which case we could fail to satisfy one or more of the REIT gross asset tests.
If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(a)	the sum of:
•	90% of our “REIT taxable income” for the taxable year (computed without regard to our deduction for dividends paid and our net capital gains), and
•	90% of the net income, if any (after tax), from foreclosure property, as described below, and recognized built-in gain, as discussed above, minus
(b)	the sum of specified items of non-cash income that exceeds a percentage of our net taxable income.
These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year.

Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared.  In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year, provided we pay such distribution with or before our first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year.  These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.  In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class.  Beginning in 2015, these preferential dividend limitations no longer apply to us during any period that we are treated as a publicly offered REIT, which generally includes a REIT required to file annual and periodic reports with the SEC.
To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion.  In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains.  In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us.  Our stockholders would then increase their adjusted basis in our shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of such amount over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior periods) and (B) the amounts of income retained on which we have paid corporate income tax.  We intend to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements due to timing differences between (1) the actual receipt of cash and (2) the inclusion of items in income by us for U.S. federal income tax purposes.  Additional potential sources of non-cash taxable income include loans held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash.  In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including taxable share dividends.  In the case of a taxable share dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our shares.  Both a taxable share distribution and sale of shares resulting from such distribution could adversely affect the price of our shares.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above.  However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Tax on Built-In Gains
If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is less than the fair market value of the assets, determined at the time we acquired such assets, and if we subsequently dispose of any such assets during the 5-year period (or with respect to certain prior years, the 10-year period) following the acquisition of the assets from the C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were contributed to us over the basis of such assets on such date, which we refer to as built-in gains.  In addition, if we were treated as a C corporation that is not a RIC or a REIT for any period of time, any asset that we held during such period of time generally would be subject to this tax on built-in-gains.  Similarly, to the extent that any C corporation holds an interest in an entity treated as a partnership for U.S. federal income tax purposes (either directly or through one or more other entities treated as partnerships for U.S. federal income tax purposes) and we acquire appreciated assets from such partnership in a transaction in which the adjusted tax basis of the assets in our hands is less than the fair market value determined at the time we acquired such assets, determined by reference to the adjusted tax basis of the assets in the hands of the partnership, the underlying C corporation’s proportionate share of such assets will be treated as contributed by a C corporation and therefore will be subject to the tax on built-in gains.  However, the built-in gains tax will not apply if the C corporation elects to be subject to an immediate tax upon the transfer.  Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is excluded from the application of this built-in gains tax.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders.  These requirements are designed to assist us in determining the actual ownership of our outstanding shares and maintaining our qualification as a REIT.
Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax.  The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property as described below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT.  We intend to conduct our operations so that the real properties owned by us or our pass-through subsidiaries will not be treated as held as inventory or primarily for sale to customers, and that a sale of any properties by us will not be treated as in the ordinary course of business.  We have sold items such as locks, boxes, and packing materials to tenants and third parties directly rather than through a TRS, and as a result could be liable for the prohibited transaction tax with respect to these sales.  However, we intend to structure future sales of these items such that income from such sales is earned by SSG TRS and therefore is not subject to the prohibited transaction tax.  Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances.  The 100% tax will not apply to gains from the sale of property by a TRS, although such income will be subject to tax in the hands of the TRS at regular corporate income tax rates.  No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers.
The Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction.  In order to meet the safe harbor, among other things, (i) we must have held the property for at least two years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for at least two years for the production of rental income), (ii) we capitalized expenditures on the property in the two years preceding the sale that do not exceed 30% of the net selling price of the property, and (iii) (a) we either have seven or fewer sales of property (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) for the year of sale, (b) the aggregate adjusted bases of properties (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) sold by us during the taxable year is 10% or less of the aggregate adjusted bases of all of our assets as of the beginning of the taxable year, (c) the aggregate fair market value of properties (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) sold by us during the taxable year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, or (d) we satisfy clause (b) or (c),  applied by substituting 20% for 10%, provided that the average percentage (of aggregate adjusted bases or fair market value, as applicable) for the current and prior two taxable years does not exceed 10%.  For purposes of applying the safe harbor, the sale of more than one property to one buyer as part of one transaction constitutes one sale.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by such property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes a proper election to treat the property as foreclosure property.  REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test.  Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.
Tax Aspects of Investments in Partnerships
We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes.  In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax.  Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership.  We will include in income our applicable proportionate share of these partnership items for purposes of the various REIT income tests, based on our relevant capital interest in such partnership, and in the computation of net taxable income.  Moreover, for purposes of the REIT asset tests, we will include the proportionate share of assets held by subsidiary partnerships, based on our relevant capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code).  Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.
Failure to Qualify
In the event that a REIT violates a provision of the Code that would result in a failure to qualify as a REIT, such REIT may nevertheless continue to qualify as a REIT if (1) the violation is due to reasonable cause and not due to willful neglect, (2) the REIT pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above.  This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause.  Relief provisions are also available for failures of the income and asset tests, as described above in “—Requirements for Qualification—General—Failure to Satisfy the Gross Income Tests” and “—Requirements for Qualification—General—Asset Tests.”  If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates.  Distributions to our stockholders in any year in which such entity is not a REIT will not be deductible by us, nor will we be required to make any distributions.  In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable as regular corporate dividends.  In the case of U.S. stockholders (as defined below) who are individuals, trusts or estates, such dividends may be eligible for the preferential income tax rates applicable to qualified dividend income (at a maximum rate of 20%), and dividends in the hands of corporate U.S. stockholders may be eligible for the dividends received deduction.  Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for four years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Taxation of Stockholders
Taxation of Taxable U.S. Stockholders
This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations.  For these purposes, a U.S. stockholder is a beneficial owner of our common stock who for U.S. federal income tax purposes is:
•	an individual who is a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has in place a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  A partner of a partnership holding our common stock should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common stock by the partnership.
Distributions.  Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and generally will not be eligible for the dividends received deduction for corporations.  In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock.  Dividends received from REITs are generally not eligible to be taxed at the preferential income tax rates applicable to non-corporate U.S. stockholders who receive qualified dividend income from taxable subchapter C corporations.  However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, generally resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income.
In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its shares.  To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains.
U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us.  Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income.  Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, trusts and estates and 21% in the case of U.S. stockholders that are corporations.  Capital gain dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for non-corporate U.S. stockholders, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares.  To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.  In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us on or January 31 of the following calendar year.
With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders at the rates applicable to long-term capital gains, provided that the U.S. stockholder has held our common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution.  The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
(a)	the qualified dividend income received by us during such taxable year from non-REIT and non-RIC C corporations (including any TRS in which we may own an interest);
(b)	the excess of any “undistributed” net taxable income recognized during the immediately preceding year over our U.S. federal income tax with respect to such undistributed net taxable income;
(c)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain; and

(d)
any earnings and profits that accumulated during a period that we were not treated as a REIT or a RIC for U.S. federal income tax purposes or that were inherited from a C corporation in a tax-deferred reorganization or similar transaction;

provided that, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our stockholders as dividends with respect to the taxable year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements.  See “—Effect of Subsidiary Entities—Annual Distribution Requirements.”  Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.
Dispositions of Our Common Stock.  In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition.  In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder discussed above less tax deemed paid on it and reduced by returns of capital.  In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than 12 months, and will be taxed at ordinary income rates (of up to 37% through taxable years ending in 2025 and 39.6% thereafter) if such shares were held for 12 months or less.  Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains.  The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”
U.S. stockholders are advised to consult their tax advisors with respect to their capital gain tax liability.  Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals and certain noncorporate taxpayers, who may offset up to $3,000 of ordinary income each year).  In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.
If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS.  While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters.  Significant penalties apply for failure to comply with these requirements.  You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us.  Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Passive Activity Losses and Investment Interest Limitations
Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income.  As a result, U.S. stockholders will not be able to apply any “passive activity losses” against income or gain relating to our common stock.  Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.  A U.S. stockholder that elects to treat capital gain dividends, qualified dividend income or capital gains from the disposition of common stock as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Medicare Tax on Unearned Income
Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on “net investment income,” which includes, among other things, dividends on and capital gains from the sale or other disposition of common stock.  U.S. stockholders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of our common stock.
Foreign Accounts
Dividends paid after June 30, 2014, and gross proceeds from the sale or other disposition of our common stock paid after December 31, 2018, to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%.  U.S. stockholders should consult their tax advisors regarding the effect, if any, of these withholding rules on their ownership and disposition of our common stock.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation.  However, they are subject to taxation on their unrelated business taxable income (“UBTI”).  While many investments in real estate may generate UBTI, dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI.  Provided that a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt stockholder), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.
Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in our common stock.  These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, and (2) is tax exempt under Section 501(a) of the Code (a “qualified pension trust”) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) at least one qualified pension trust owns more than 25% of the value of our stock, or (B) one or more qualified pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of such stock and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.  Although we do not believe that we are or will be treated as a pension-held REIT, there can be no assurance that this will be the case.  Prospective stockholders who are tax-exempt organizations should consult with their tax advisors regarding the tax consequences of investing in our common stock.  The ownership limits contained in our charter generally prevent a tax-exempt entity from directly owning more than 10% of the value of our common stock.  However, no assurance can be provided that such ownership limits will prevent us from being treated as a pension-held REIT.
Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of our common stock.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders.  For these purposes, a non-U.S. stockholder is a beneficial owner of our common stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes.  The discussion is based on current law and is for general information only.  It addresses only selective and not all aspects of U.S. federal income taxation.  Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws and any applicable tax treaty on the exchange of your notes for shares of our common stock and the ownership and disposition of shares of our common stock, including any reporting requirements.
Ordinary Dividends.  The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.  Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock.  In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will not be subject to the 30% withholding described above and will be subject to U.S. federal income tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by a treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.
Non-Dividend Distributions.  Unless (1) our common stock constitutes a U.S. real property interest (a “USRPI”), or (2) either (A) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain unless otherwise provided in an applicable tax treaty) or (B) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain from U.S. sources for the year as reduced or eliminated by an applicable income tax treaty), distributions by us which are not out of our earnings and profits will not be subject to U.S. federal income tax.  If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends.  However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.  If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which a distribution exceeds the stockholder’s share of our earnings and profits.  Non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from U.S. federal income and applicable withholding taxes under FIRPTA on such distributions by us.

Capital Gain Dividends.  Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend.  In addition, we will be required to withhold tax equal to 21% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains.  Distributions to a non-U.S. corporate shareholder subject to FIRPTA may also be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty).  However, the 21% withholding tax will not apply to any capital gain dividend (i) with respect to any class of our common stock which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 10% of such class of common stock at any time during the one-year period ending on the date of such dividend or (ii) received by certain non-U.S. publicly traded investment vehicles meeting certain requirements.  Instead, any such capital gain dividend received by such a stockholder will be treated as a distribution subject to the rules discussed above under “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders—Ordinary Dividends.”  Also, the branch profits tax will not apply to such a distribution.  In addition, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from income and withholding taxes applicable under FIRPTA on distributions from us to the extent attributable to USRPI capital gains.
A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor.  Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain unless otherwise provided in an applicable tax treaty) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain from U.S. sources for the year, unless reduced or eliminated by an applicable income tax treaty).
Dispositions of Our Shares.  Unless our common stock constitute a USRPI, a sale of the common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA.  The common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period, and taking account certain look-through rules with respect to subsidiary entities, consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.  It is expected that more than 50% of our assets will consist of interests in real property located in the United States.
However, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.”  A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of or a distribution on its shares or the period of existence), less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. stockholders.  For this purpose, effective December 18, 2015, a REIT may generally presume that any class of the REIT’s share that are “regularly traded,” as defined by the applicable Treasury Regulations, on an established securities market located in the United States is held by U.S. persons, except in the case of holders of 5% or more of such class of shares, and except to the extent that the REIT has actual knowledge that such shares are held by non-U.S. persons.  In addition, certain look-through and presumption rules apply for this purposes to any shares of a REIT that are held by a RIC or another REIT.  We believe we are, and we expect to continue to be, a domestically controlled REIT.  Assuming we are so treated, the sale of our common stock should not be subject to taxation under FIRPTA.  Because our common stock is publicly traded, however, no assurance can be given that we are, or that if we are, that we will remain, a domestically controlled REIT.
In the event that we do not constitute a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that

(1) our common stock is regularly traded on an established securities market located in the United States, and (2) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding shares at all times during a specified testing period.  In addition, even if we do not qualify as a domestically controlled REIT and our common stock is not regularly traded on an established securities market located in the United States, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from tax under FIRPTA on the sale of our common stock.
Specific “wash sales” rules applicable to sales of stock in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled REIT.  These rules would apply if a non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date.
If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and  would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the common stock, in certain cases, could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases:  (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain unless otherwise provided in an applicable tax treaty, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Backup Withholding and Information Reporting
We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld.  Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding, with respect to dividends paid, unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.  In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.  Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty.  A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.  Payment of the proceeds of a sale of our common stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.
Foreign Accounts
Pursuant to rules generally referred to as FATCA, withholding taxes may be imposed (at a 30% rate) on U.S. source payments made after June 30, 2014 to “foreign financial institutions” and certain other non-U.S. entities and on certain disposition proceeds of U.S. securities realized after December 31, 2018.  Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined above) who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders.  The withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner.  If the payee is a foreign financial institution (that is not otherwise exempt), it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements.  Alternatively, if the foreign financial institution is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, it must comply with the revised diligence and reporting obligations of such intergovernmental agreement.  Prospective investors should consult their tax advisors regarding these withholding rules.  Non-U.S. stockholders should consult their tax advisors to determine the applicability of FATCA in light of their individual circumstances.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local and foreign taxation in various jurisdictions, including those in which they or we transact business, own property or reside.  We will likely own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions.  The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above.  Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability.  Prospective stockholders should consult their tax advisor regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by Congress and persons involved in the legislative process and by the IRS and the U.S. Treasury Department.  No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted.  Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our common stock.

BOOK-ENTRY SECURITIES
We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued.  If securities are issued in book-entry form, they will be represented by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities.  The Depository Trust Company is expected to serve as depositary.  Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.
Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us.  Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants.  Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants).  The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form.  Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities.  Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the class or series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.
Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities.  None of us, our officers and trustees or any trustee, paying agent or security registrar for an individual class or series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a class or series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee.  We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.”  Such payments will be the responsibility of such participants.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Clifford Chance US LLP.  In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Clifford Chance US LLP.  If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS
The consolidated financial statements and related financial schedule of Global Self Storage, Inc. as of December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the report of Tait, Weller & Baker LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The (i) historical summaries of revenue and direct operating expenses of the Tuxis properties for the years ended December 31, 2015 and 2014 and (ii) the historical summary of revenue and direct operating expenses of the Fishers property for the year ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Tait, Weller & Baker LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.
This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus.  This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC.  These documents contain important information about us, our business and our finances.
Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-12681)	April 2, 2018
Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (File No. 001-12681)	May 15, 2018
Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-12681)	August 14, 2018
Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (File No. 001-12681)	November 14, 2018
Document	Filed
Current Report on Form 8-K/A (File No. 001-12681) (with respect to the Tuxis acquisition)	October 19, 2017
Current Report on Form 8-K/A (File No. 001-12681) (with respect to the Fishers acquisition)	October 19, 2017
Current Report on Form 8-K (File No. 001-12681)	October 20, 2017
Current Report on Form 8-K (File No. 001-12681)	June 14, 2018
Document	Filed
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017) (File No. 001-12681)
April 30, 2018
Registration Statement on Form 10 (containing the description of our common stock), and amended on August 11, 2015, September 25, 2015, October 28, 2015, December 14, 2015 and March 28, 2018, including all amendments and reports filed for the purpose of updating such description. (File No. 001-12681)
June 30, 2015

1,121,496 Shares

GLOBAL SELF STORAGE, INC.
Common stock
PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
EF HUTTON
division of Benchmark Investments, LLC
June 22, 2021